                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.__ )


Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

----------

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12
[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                             HIGH SPEED ACCESS CORP.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid: not applicable

         (2) Form, Schedule or Registration Statement No.: not applicable

         (3) Filing Party: not applicable

         (4) Date Filed: not applicable

                            [HIGH SPEED ACCESS LOGO]

        LIQUIDATION AND DISSOLUTION PROPOSED-YOUR VOTE IS VERY IMPORTANT.

[          ], 2002

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of High Speed Access Corp. ("HSA"), a Delaware corporation, to be held at the offices of Frost Brown Todd LLC, 400 West Market Street, 32nd Floor, Louisville, Kentucky 40202 at 10:00 a.m. on [______], [___________], 2002.

At the annual meeting, you will be asked to consider and vote on the following proposals:

         (1)      To approve a Plan of Liquidation of HSA;

         (2) To elect two directors to Class III of HSA's Board of Directors;

         (3) To ratify the appointment of PricewaterhouseCoopers LLP as HSA's independent auditors for its fiscal year ending December 31, 2002; and

         (4) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors unanimously recommends that you vote "FOR" each of the proposals.

It is important that your shares be represented at the annual meeting whether or not you are able to attend personally. Please make sure your views are considered by completing, signing and returning the enclosed proxy card promptly.

                                       Sincerely,



                                       David A. Jones, Jr.
                                       Chairman

                            [HIGH SPEED ACCESS LOGO]

   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON [___________], 2002

To the Stockholders of High Speed Access Corp.:

The annual meeting of stockholders of High Speed Access Corp., a Delaware corporation (the "Company" or "HSA") will be held at the offices of Frost Brown Todd LLC, 400 West Market Street, 32nd Floor, Louisville, Kentucky 40202 at 10:00 a.m. on [__________], [______________], 2002 to consider and act upon the following matters:

         1. To approve and adopt the Plan of Liquidation of HSA, substantially in the form of Appendix A attached to the accompanying proxy statement;

         2.  To elect two directors to Class III of HSA's Board of Directors;

         3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for its fiscal year ending December 31, 2002; and

         4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Stockholders of record at the close of business on [____________], 2002 will be entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof. A list of our stockholders entitled to vote at the meeting will be available for examination by any stockholder of the Company for any purpose germane to the meeting during ordinary business hours at our offices located at 9900 Corporate Campus Drive, Suite 3000, Louisville, Kentucky 40223, for the 10-day period prior to the meeting.

Your vote is very important. Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope in order to ensure representation of your shares. You do not need to use postage if the proxy is mailed from within the United States.

The Board of Directors unanimously recommends that you vote "FOR" approval of the Plan of Liquidation of HSA and other proposals as described herein.

                                       By Order of the Board of Directors,


                                       John G. Hundley
                                       Secretary
Louisville, Kentucky
[____________, 2002]

                                TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
Summary                                                                                   1
Questions and Answers about the Proposals                                                 2
Risk Factors                                                                              6
General Information                                                                       9
Proposal No. 1 - Approval of Plan of Liquidation and Dissolution                         11
Proposal No. 2 - Election of Class III Directors                                         29
Proposal No. 3 - Ratification of Appointment of Independent Auditors                     38
Other Information                                                                        40
Appendix A - Plan of Liquidation and Dissolution of High Speed Access Corp.              45
Appendix B - Form of Proxy                                                               49

                                     SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the proposed Plan of Liquidation and Dissolution (the "Plan") and for a more complete description of the legal terms of the Plan, you should read carefully the entire document and the documents we have referred you to.

PROPOSALS FOR STOCKHOLDERS VOTE

At the Annual Meeting, stockholders will be asked to vote:

     1. To approve our plan to liquidate and dissolve pursuant to the Plan which is attached as Appendix A to this proxy statement (the "Plan");

     2. To elect the two Class III directors standing for re-election to our Board of Directors; and

     3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2002.

APPROVAL FOR THE PLAN OF LIQUIDATION (SEE PAGE 11)

If the Plan is approved, we intend to:

         o   pay or provide for our remaining obligations;

         o liquidate our remaining assets and continue winding up the Company's affairs;

         o make an Initial Distribution to our stockholders (as defined below); and

         o make periodic cash distributions over the next three years to our stockholders as we complete the wind up of our affairs.

THE INITIAL DISTRIBUTION AND SUBSEQUENT DISTRIBUTIONS (SEE PAGE 16)

If the Plan is approved, and subject to the uncertainties and Risk Factors described in this proxy statement, we expect to make an initial cash distribution of between $1.35 per share and $1.40 per share to our stockholders in March 2003 (the "Initial Distribution"). Because of the uncertainties and reserves for liabilities that we must create as described in greater detail in this proxy statement, the actual amount of the Initial Distribution as determined by our Board may be lower than $1.35 per share or higher than $1.40 per share.

Subsequent to the Initial Distribution, we expect to distribute any remaining available cash proceeds, minus the amount of appropriate reserves for liabilities, to our stockholders within 12 months of the date of adoption of the plan. We expect to make a final liquidating distribution of any reserves not paid out to creditors during the dissolution process to our stockholders three
(3) years after the date of adoption of the plan and we complete the wind up of our affairs. We estimate that the total aggregate amount of the cash distributions made subsequent to the Initial Distribution will be from $.00 per share to $.15 per share (in the case of a $1.40 per share Initial Distribution) OR from $.05 per share to $.20 per share (in the case of a $1.35 per share Initial Distribution).

ELECTION OF DIRECTORS (SEE PAGE 29)

We are asking our stockholders to re-elect two (2) of our Class III directors to the Board of Directors.

RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLC AS INDEPENDENT AUDITORS (SEE PAGE 38)

We are asking our stockholders to ratify the Board of Director's appointment of PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2002.

                    QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The following questions and answers are for your convenience only, and briefly address some commonly asked questions about the proposals. You should still carefully read this proxy statement in its entirety, including the attached appendices.

WHAT AM I BEING ASKED TO VOTE UPON AT THE ANNUAL MEETING?

The proposals to be voted on at the Annual Meeting are:

     1. To approve our plan to liquidate and dissolve pursuant to a Plan of Liquidation and Dissolution attached as Appendix A to this proxy statement (the "Plan");

     2. To elect the two Class III directors standing for re-election to our Board of Directors; and

     3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2002.

WHY DOES THE BOARD RECOMMEND THAT THE STOCKHOLDERS APPROVE THE PLAN OF LIQUIDATION?

On February 28, 2002, we sold substantially all of our operating assets to an affiliate of Charter Communications, LLC (the "Asset Sale") pursuant to an Asset Purchase Agreement dated September 28, 2001 (the "Asset Purchase Agreement"). We do not presently own or operate any revenue-generating businesses. The Board of Directors, after reviewing various strategic alternatives for the Company, concluded on August 13, 2002 that our liquidation and dissolution would best maximize stockholder value (see "Background and Reasons for the Plan" on page
11). Accordingly, the Board has adopted the Plan subject to stockholder approval. In reaching its decision, the Board considered a number of factors, including:

          o the significant risks associated with acquiring an existing or starting a new business;

          o the fact that our net assets exceeded, and for some time prior to the adoption of the Plan had exceeded, the market value of our outstanding common stock; and

          o the Board's belief that the distribution of our assets in accordance with the Plan will produce more value for our stockholders.

WHAT WILL HAPPEN IF THE PLAN IS APPROVED?

If the Plan is approved, we intend to:

          o    pay or provide for our remaining obligations;

          o liquidate our remaining assets and continue winding up the Company's affairs;

          o make an Initial Distribution (as defined below) to our stockholders; and

          o make periodic cash distributions over the next three years to our stockholders as we complete to wind up of our affairs.

WHAT WILL I RECEIVE IN THE LIQUIDATION, AND WHEN WILL I RECEIVE IT?

If the Plan is approved, and subject to the uncertainties and Risk Factors described in this proxy statement (see "Risk Factors" on page 6), we estimate that we will make an initial cash distribution in March 2003 of between $1.35 per share and $1.40 per share to our stockholders (the "Initial Distribution"). The actual amount of the Initial Distribution as determined by our Board may be lower than $1.35 per share or higher than $1.40 per share due to various uncertainties (see "You will not know the exact amount and timing of the liquidation distributions at the time of the annual meeting" on page 6). Those uncertainties include but are not limited to:

     o the exact amount, if any, we will receive upon liquidation of our remaining tangible assets net of any claims or liabilities;

     o the amount of expected $2 million Charter indemnity holdback that we ultimately collect and our ability to dispose or settle any claims Charter may subsequently assert against us under the Asset Purchase Agreement;

     o the amount of the Contingency Reserve we determine is appropriate to assure the settlement of our liabilities (see "We might miscalculate or fail to adequately reserve an amount sufficient to cover out contingent liabilities" on page 7);

     o the amount of time and money required to assess and resolve outstanding and potential litigation against us;

     o the total amount of our liquidation transaction and administration costs; and

     o any claims or potential claims that may arise before we are finally liquidated and dissolved or that management believes are likely to arise within 10 years of our dissolution.


Subsequent to the Initial Distribution, we expect to distribute any remaining available cash proceeds, minus the amount of appropriate reserves for liabilities, to our stockholders within 12 months of the date of adoption of the Plan. We expect to make a final liquidating distribution of any reserves not paid out to auditors during the dissolution process to our stockholders three
(3) years after the date of adoption of the Plan and we complete the wind up of our affairs. We estimate that the total aggregate amount of the distributions made subsequent to the Initial Distribution will be from $.00 per share to $.15 per share (in the case of a $1.40 per share Initial Distribution) OR from $.05 per share to $.20 per share (in the case of a $1.35 per share Initial Distribution).

WHAT WILL HAPPEN IF THE PLAN IS NOT APPROVED?

If the Plan is not approved, we will continue to operate as a publicly owned company and our Board will continue to evaluate our other alternatives.

IS IT NECESSARY TO VOTE TO ELECT NEW DIRECTORS TO THE BOARD OF DIRECTORS AND APPROVE THE APPOINTMENT OF AUDITORS EVEN IF I APPROVE THE PLAN?

Yes. Even if you vote to approve the Plan, you should also vote on the proposals to elect our Class III directors and ratify the appointment of auditors. If the Plan is adopted, our Board of Directors will continue to oversee the wind up of our affairs and the distribution of our assets. Additionally, we will continue to need the services of independent accountants to conduct annual audits and other matters.

CAN I SELL MY SHARES OF COMMON STOCK ONCE THE PLAN IS APPROVED?

Yes, until we close our stock transfer books. On July 10, 2002, our securities were delisted from the Nasdaq's National Market System, and trading in our common stock is now conducted on the "Over the Counter" electronic bulletin board of the National Association of Securities Dealers, Inc. (the "OTC-BB") and the so-called "Pink Sheets." If our stockholders adopt the Plan, we expect to continue to comply with the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and remain listed on the OTC-BB and Pink Sheets until we make our Initial Distribution. At this time, we cannot be certain as to when we will close our stock transfer books and restrict transfer of our common stock after the Initial Distribution. See "You may not be able to buy or sell shares of HSA's common stock if we close our stock transfer books" on page 8 and "We may close our stock transfer books" on page 15.

WHAT DO I NEED TO DO NOW?

After carefully reading and considering the information contained in this proxy statement, you should :

          o    complete and sign your proxy; and

          o return it in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting.

A majority of shares entitled to vote:

          o must be represented at the meeting to enable us to conduct business at the meeting; and

          o    must vote "for" the Plan in order for the Plan to be approved.


CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

You can change your vote at any time before proxies are voted at the special meeting. You can change your vote in one of three ways:

          1. You can send a written notice to our Secretary, John G. Hundley, at our executive offices, stating that you would like to revoke your proxy.

          2. You can complete and submit a new proxy to our Secretary, John G. Hundley, at our executive offices.

          3.   You can attend the meeting and vote in person.

IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

Not unless you instruct them to do so. If you abstain or do not vote on the Plan, your action will have the same effect as a vote against the Plan. Therefore, if you wish to vote for the Plan, you must instruct your broker to vote your HSA shares held in "street name." You may do so by following the directions provided by your broker regarding how to instruct him or her to vote your shares. If your broker or nominee returns your proxy to us and indicates on the proxy that the broker or nominee does not have discretionary authority to vote shares regarding the Plan, that indication will have the same effect as a vote against the Plan.

Your abstention will not affect the proposals to elect directors or ratify the appointment of auditors.

DO I HAVE APPRAISAL RIGHTS?

Under Delaware law, you will not have appraisal or other similar rights in connection with the Plan.

WHAT ARE THE TAX CONSEQUENCES OF THE LIQUIDATION?

The liquidation will be a taxable transaction to you for United States federal income tax purposes. In most cases, you will recognize gain or loss equal to the difference between (i) the amount of cash distributed to you and your proportionate share of the fair market value of any property transferred to a liquidating trust

(less the amount of any known liabilities assumed by the liquidating trust), and
(ii) your tax basis in your shares. A brief summary of the material federal income tax consequences to you appears on page 26 of this proxy statement. Tax consequences to you may differ depending on your circumstances, so you should consult your tax advisor.

WHO CAN HELP ANSWER MY QUESTIONS?

If you have any additional questions about any of the proposals, or if you need additional copies of this proxy statement or any public filings referred to in this proxy statement, you should contact: George Willett, President and CFO, at
(502) 657-6340. Our public filings can also be accessed at the web site of the Securities and Exchange Commission, located at http://www.sec.gov.

                                  RISK FACTORS

You should consider the following risks in deciding whether to vote in favor of Proposal No. 1 relating to approval of the Plan of Liquidation and Dissolution (the "Plan"). In addition, we strongly urge you to consider the items disclosed elsewhere in this proxy statement and in the documents incorporated by reference in this proxy statement.

WE MAKE FORWARD-LOOKING STATEMENTS IN THIS PROXY STATEMENT THAT ARE SUBJECT TO RISKS THAT MAY CHANGE THE LIKELIHOOD OF THOSE STATEMENTS BEING REALIZED.

This proxy statement, as well as the other documents included with this proxy statement, incorporated by reference herein and to which we refer in this proxy statement, describes many of the positive factors and assumed benefits of the Plan. You should also be aware of factors that could have a negative impact on the Plan and our ability to make distributions of net assets, including the expected Initial Distribution, to you. When we use such words as "believes", "expects", "anticipates", or similar expressions, we are making forward-looking statements. In addition, we have made in this proxy statement certain forward looking statements, including statements concerning the timing and amount of distributions of cash to stockholders, statements contained under the heading "Liquidation Analysis and Estimates" on page 22 and "What will I receive in the liquidation, and when will I receive it?" on page 2 and other statements concerning the value of our net assets and the resultant liquidation value per share of common stock as compared to its market price absent the proposed liquidation. All such forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not materially differ from expectations. These statements are subject to many risks, including those set forth in each of the following paragraphs.

THERE ARE MANY FACTORS TO BE CONSIDERED BY STOCKHOLDERS IN DECIDING WHETHER TO APPROVE THE PLAN.

There are many factors that you should consider when deciding whether to vote to approve the Plan. Such factors include those risks set forth in our publicly filed reports, including our quarterly reports on Form 10-Q for the fiscal quarter ended June 30, 2002 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as well as those factors set forth below. Copies of our Form 10-Q for the quarter ended June 30, 2002 and Annual Report on Form 10-K for the fiscal year ending December 31, 2001 are incorporated by reference in this proxy statement and have been delivered to you together with this proxy statement.

If you disagree with the Board's determination that the adoption of the Plan is in the best interest of HSA and its stockholders, you should vote "against" approval of the Plan.

YOU WILL NOT KNOW THE EXACT AMOUNT OR TIMING OF THE LIQUIDATION DISTRIBUTIONS AT THE TIME OF THE ANNUAL MEETING.

The methods the Board and management used to estimate the value of our net assets do not result in an exact determination of value nor are they intended to indicate definitively the amount of cash you will receive in liquidation. We cannot assure you that the amount you will receive in liquidation will equal or exceed the price or prices at which the common stock has recently traded or may trade in the future. Any distributions to you may be reduced by additional liabilities we may incur and the ultimate settlement amounts of our liabilities.

The expected distribution of our cash to stockholders, including the anticipated Initial Distribution in March 2003, may be delayed from the timing we discuss in this proxy statement for any number of reasons. These reasons include the following:

     1. It may take us longer than we anticipate to settle or finally resolve our outstanding litigation. We do not intend to make the Initial Distribution until the Delaware Class Action Suits (see "Legal Proceedings" on page 41) are finally settled. While we expect final settlement of those cases to occur later this year, we cannot guarantee you that they will. Moreover, we need additional time to evaluate and assess the progress of the IPO Litigation (see "Legal Proceedings"on page 41) in order to more accurately gauge and reserve for our non-insured exposure, if any, in those cases.

     2. Uncertainty remains regarding our expected collection of a $2 million indemnity holdback due to us from Charter on February 28, 2003, minus the amount of any claims Charter asserts against us under the Asset Purchase Agreement. While we are presently not aware of any claims that Charter intends to assert against us, many of our covenants, representations and warranties survived the closing of the Asset Sale and will continue in effect until February 28, 2003, and many others will not expire until several months, and in some cases, another year, after the expected collection of the $2 million holdback on February 28, 2003.

     3. Additionally, even though we are not aware of any such pending or threatened claims, a creditor of HSA might obtain an injunction against our making the proposed distributions to you under the Plan on the grounds that the amounts to be distributed are needed to provide for the payment of our expenses and liabilities, including those that may later be in dispute.

WE MIGHT MISCALCULATE OR FAIL TO ADEQUATELY RESERVE AN AMOUNT SUFFICIENT TO COVER OUR CONTINGENT LIABILITIES.

Under Delaware law, the Board must establish a reserve for known and unknown liabilities expected to be incurred through completion of our liquidation (the "Contingency Reserve"), and the adequacy of that reserve will be reviewed prior to making cash distributions to you. If we fail to create an adequate Contingency Reserve for payment of our expenses and liabilities, you could be held liable for payment to HSA's creditors of your proportional share of amounts owed to creditors in excess of the Contingency Reserve. In that regard, your liability would be limited to the amounts previously received by you from HSA or a liquidating trust established by HSA. Accordingly, you could be required to return some or all distributions previously made to you. In such an event, you could receive nothing from HSA under the Plan. Moreover, you could incur a net tax cost if you paid taxes on the amounts received from HSA and then have to repay such amounts back to HSA's creditors. Unless you are able to get a corresponding reduction in taxes in connection with your repayment, you may end up having paid taxes on monies that you have had to return.

A Contingency Reserve has not been recorded in our June 30,2002 financial statements which are incorporated herein by reference and a copy of which has been provided to you with this proxy. If the stockholders approve the Plan, we will adopt a liquidation basis of accounting. At such time, we will record the Contingency Reserve in our financial statements as required under Delaware law. Under the liquidation basis of accounting, we will also make adjustments to our individual assets and liabilities to their estimated net realizable values that may result in either a net write-up or write-down of our equity. We currently estimate that the Contingency Reserve will range between $500,000 to $6,000,000 (see "Liquidation Analysis and Estimates" on page 22). However, we cannot assure you that the Contingency Reserve we will establish will be adequate to cover all of our expenses and liabilities expected to be incurred through completion of our liquidation.

If the Plan is approved by the stockholders, a Certificate of Dissolution will be promptly filed with the State of Delaware dissolving HSA. According to Delaware General Corporation Law, HSA will continue to exist for three years after the dissolution becomes effective or for a longer period if the Delaware Court of Chancery requires us to, for the purpose of prosecuting and defending suits against HSA and enabling us to dispose of our property, discharge our liabilities and distribute to our stockholders any remaining assets.

YOU MAY NOT BE ABLE TO BUY OR SELL SHARES OF HSA'S COMMON STOCK IF WE CLOSE OUR STOCK TRANSFER BOOKS.

We have not had an operating business since February 28, 2002. If we complete our plans to liquidate and dissolve, we may close our stock transfer books at some time following the effectiveness of the filing of the Certificate of Dissolution in Delaware, after which you will no longer be able to transfer shares. At the present time, we expect to keep our stock transfer books open for some period of time after we make the Initial Distribution. Additionally, we will likely close our stock transfer books at such time as we transfer our remaining assets and liabilities to a liquidating trust, although no determination has been made yet as to when that might occur. However, if the Board determines that our continued compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is unduly burdensome on us or otherwise inconsistent with the Plan, we may close our stock transfer books sometime prior to the Initial Distribution. See "We may close our stock transfer books" on page 15 for more information.

MEMBERS OF THE BOARD OF DIRECTORS MAY HAVE INTERESTS THAT ARE ADVERSE TO YOURS.

Members of the Board may be deemed to have a potential conflict of interest in recommending approval of the Plan. See "Possible Effects of the Approval of the Plan Upon Directors and Officers" on page 23 and "Vote Required and Board Recommendation" on page 27 for a description of potential conflicts of interest.

                               GENERAL INFORMATION

SOLICITATION OF PROXIES; DATE, TIME, AND PLACE OF THE ANNUAL MEETING

This proxy statement is furnished to you in connection with the solicitation of proxies by the Board of Directors (the "Board") of High Speed Access Corp., a Delaware corporation ("HSA", "we," "us," "our," or the "Company"). We intend to use the proxies at our annual meeting of stockholders, which will held on [________], [ _______], 2002, at the offices of Frost Brown Todd LLC at 400 West Market Street, 32nd Floor, Louisville, Kentucky 40202, 10:00 a.m., local time and at any adjournment or adjournments of that meeting.

The enclosed form of proxy is solicited by our Board. The Company will bear the cost of the solicitation. When you sign the proxy and return it to us, your shares of common stock will be voted as directed at the annual meeting or any postponement or adjournment thereof or, if no direction is indicated, your shares will be voted in favor of the proposals set forth in the notice of our annual meeting of stockholders attached hereto.

REVOCATION OF PROXIES

You may revoke it at any time before it is voted at the annual meeting by notifying our secretary, by delivering a later-dated proxy, or by voting in person at the annual meeting. Your attendance at the meeting will not in and of itself constitute the revocation of a proxy previously provided to us.

MAILING DATE OF THIS PROXY

This proxy statement, the attached notice of annual meeting of stockholders and the accompanying proxy card are first being mailed to stockholders on or about [_________], 2002.

RECORD DATE AND SHARES ENTITLED TO VOTE

The Board has fixed [___________], 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. As of the record date, there were [__________] shares of HSA common stock issued, outstanding and entitled to vote. Each share is entitled to one vote.

QUORUM AND VOTES REQUIRED

The presence in person or by proxy of the holders of the majority of the shares of our common stock issued and outstanding as of the record date and entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Abstentions with respect to any proposal under consideration at the annual meeting will be counted for purposes of establishing a quorum.

Note regarding Broker Non-Votes. Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters before the annual meeting even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner. Such shares are referred to as "broker non-votes." At the annual meeting, broker non-votes will (i) have the same effect as a vote against the Plan and (ii) will not be counted as votes for or against the other matters presented for stockholder consideration.

With respect to the proposals described in this proxy statement, and provided a quorum is present:

     1. The approval of the Plan requires the affirmative vote of the holders of a majority of all shares of our common stock outstanding and entitled to vote. Consequently, if you abstain from voting or do not vote on the Plan, your action will have the same effect as a vote against the Plan. If a broker or nominee indicates on its proxy that the broker or nominee does not have discretionary authority to vote shares regarding the Plan, that vote will also have the same effect as a vote against the Plan.

     2. Directors are elected by a plurality of the votes cast by the holders of our common stock represented in person or by proxy at our annual meeting at which a quorum is present. Abstentions will have no effect on the election of directors.

     3. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors will require the affirmative vote of a majority of the votes cast on such proposal by the holders of our outstanding common stock represented in person or by proxy at our annual meeting at which a quorum is present. Abstentions will have no effect on the proposal to ratify the appointment of auditors.

     4. With respect to any other matter that may properly come before the annual meeting, the approval of any such matter would require a greater number of votes cast in favor of the matter than the number of votes cast against such matter.

The Board knows of no other business that will be presented for consideration at the meeting other than the proposals 1 through 3 listed above. If any other business should come before the meeting, however, it is the intention of the persons named in the enclosed proxy to vote the proxies in respect of any such business in accordance with their best judgment. Proxies solicited by the Board confer discretionary authority to vote on any matter to come before the meeting with respect to which we did not receive notice prior to [the date before the record date], 2002.

HSA'S ADDRESS AND TELEPHONE NUMBER

The address of our principal executive offices is 9900 Corporate Campus Drive, Suite 3000, Louisville, KY 40223. Our telephone number at that address is (502) 657-6340.

     EACH OF THE MEMBERS OF OUR BOARD IS RECOMMENDING THAT STOCKHOLDERS VOTE
                  'FOR' EACH OF THE PROPOSALS SET FORTH HEREIN.

                                PROPOSAL NO. 1 -

                APPROVAL OF PLAN OF LIQUIDATION AND DISSOLUTION

GENERAL

The Board of Directors is proposing a Plan of Liquidation and Dissolution (the "Plan") for ratification and approval by our stockholders at the annual meeting. The Plan was adopted by the Board of Directors, subject to stockholder approval, on August 13, 2002. A copy of the Plan is attached as Appendix A to this proxy statement on page 45. Certain material features of the Plan are summarized below; these summaries are not complete and are subject in all respects to the provisions of, and are qualified in their entirety by reference to, the Plan. YOU ARE URGED TO READ THE PLAN IN ITS ENTIRETY.

BACKGROUND AND REASONS FOR THE PLAN

On February 28, 2002, we consummated the sale of substantially all of our assets (the "Asset Sale") to CC Systems, LLC immediately after obtaining the required approval of our stockholders. The Asset Sale was effected pursuant to an asset purchase agreement (the "Asset Purchase Agreement"), dated September 28, 2001, between the Company and Charter Communications Holding Company, LLC. Subsequent to September 28, 2001, Charter Communications Holding Company, LLC assigned to CC Systems, LLC the rights to purchase assets and certain other rights under the Asset Purchase Agreement and certain other related agreements. Except as otherwise specifically noted or unless the context otherwise requires, any reference herein to "Charter" should be deemed a reference individually and/or collectively to any of the following Charter entities: Charter Communications Holding Company, LLC, Charter Communications, Inc., CC Systems, LLC, and Charter Communications Ventures, LLC.

Pursuant to the terms of the Asset Purchase Agreement, Charter acquired certain assets from us in consideration for (i) the payment to us of a cash amount equal to $81.1 million, subject to certain adjustments, (ii) the assumption of certain of our operating liabilities, and (iii) the tender to us of all our outstanding shares of Series D Preferred Stock and warrants held by Charter to purchase shares of common stock. At the closing, Charter agreed to certain reductions in our indemnification obligations under the Asset Purchase Agreement. On February 28, 2002, Charter held back an aggregate of $3.4 million of the purchase price to secure certain purchase price adjustments and indemnity claims against the Company under the Asset Purchase Agreement. Of this amount, $1.4 million was paid to us on April 30, 2002. The remaining $2.0 million, less any amounts used to secure or satisfy actual indemnification claims, is payable on or about February 28, 2003. After taking account of the various purchase price adjustments, obligations paid by Charter on our behalf and the $3.4 million purchase price and indemnification holdbacks, the Company received from Charter on February 28, 2002, a net cash amount equal to $69.5 million.

The assets acquired by Charter pursuant to the Asset Purchase Agreement were used by us primarily in the provision of high speed Internet access to residential and commercial customers of Charter via cable modems. As a result of the Asset Sale and other actions, we do not presently own or manage any revenue-generating businesses.

Also on February 28, 2002, we purchased 20,222,139 shares of our common stock from Vulcan Ventures Incorporated ("Vulcan") for an aggregate purchase price of $4.4 million, or $0.22 per share. The consummation of the Asset Sale was a condition precedent to the purchase of our common stock from Vulcan. The board of directors approved the cancellation of these shares in March, 2002 and they were officially retired in June, 2002. Following the consummation of the Asset Sale and the purchase of our common stock from Vulcan, none of Vulcan, Charter or any of their respective affiliates hold any equity interest in the Company. Accordingly, we are no longer affiliated with Vulcan, Charter or any of their respective affiliates.

On November 2, 2001, we announced that we had not determined what our strategic direction would be following the consummation of the Asset Sale to Charter. We disclosed that we were considering at least three (3) alternatives, namely:

          o Option 1 - Make no distribution, retain all proceeds and reinvent the business (i.e., pursue select domestic business opportunities as they arise, including the possible acquisition of an existing business or the development of one or more new businesses);

          o Option 2 - Make a partial distribution, retain part of the proceeds and reinvent the business; or

          o Option 3 - Distribute all of the proceeds, wind down the business and dissolve.

Following the Asset Sale to Charter on February 28, 2002, we embarked on an effort to terminate our remaining contractual obligations, settle outstanding claims and litigation against us, terminate the employment of employees whose services were no longer needed, and otherwise take steps to aggressively reduce costs and conserve cash, while reviewing alternative business strategies and acquisition opportunities.

During the months of January 2002 through August 2002, our Board considered proposals on a non-exclusive negotiation basis for a strategic combination of the Company with another business or a strategic acquisition of assets. In connection with its review of new business combination or acquisition opportunities, the Board decided on March 19, 2002 that we would not engage in any (i) multiple-acquisition or "investment company" strategies, (ii) invest or merge with any pre-revenue companies, or (iii) invest in, acquire or merge with any companies absent a demonstrably "fully-funded" business plan (after giving effect to the Company's contribution of any cash in the combination).

Based on these parameters, we engaged in discussions with numerous public and private companies. Following our conduct of initial due diligence on these opportunities, the Board on April 30, 2002 directed that we not pursue eleven
(11) such opportunities, and authorized management and one of our directors to continue discussions with only one (1) of the aforementioned companies, while continuing to seek out and pursue other opportunities. After extensive due diligence and extended meetings between the management of both companies, on August 5, 2002, our Board, citing concerns over the public market environment and the size and business momentum of our potential acquirer, decided to terminate these discussions. Negotiations were subsequently suspended.

On August 13, 2002, our Board concluded that the liquidation of the Company was the best alternative available for maximizing stockholder value and adopted the Plan subject to stockholder approval. In reaching its decision, the Board considered a number of factors. Among the factors the Board considered were:

          (1)  the Company's lack of an operating business;

          (2)  prevailing economic and business valuation conditions;

          (3) the significant risks associated with acquiring an existing or starting a new business and the significant amount of cash that would be spent to fund our operations prior to achieving, if at all, acceptable financial results;

          (4) our inability to identify a strategic partner or combination acceptable to us;

          (5) the fact that our net assets exceeded, and for some time prior to the adoption of the Plan had exceeded, the market value of our outstanding common stock; and

          (6) the Board's belief that the distribution of our assets in accordance with the Plan will produce more value for our stockholders.

The foregoing discussion of the information and factors considered and given weight by the Board is not intended to be exhaustive. The Board did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

Prior to August 13, 2002, the Board compared estimates of our net asset value per share to the prices at which our common stock was trading at different points in time and analyzed the results of management's investigation of various acquisition, restructuring and strategic partnering opportunities. The Board had been kept informed continuously of our business, affairs and financial condition. The Board determined not to continue to operate the Company and to return its cash to the stockholders to allow each stockholder to make his, her or its own investment decisions. Based on this information, the Board believed that distribution to the stockholders of our available net assets would return the greatest value to HSA's stockholders as compared to other alternatives.

We cannot assure you that the liquidation value per share of common stock in the hands of our stockholders will equal or exceed the price or prices at which the common stock has recently traded or may trade in the future. The Board believes, however, that it is in the best interests of HSA and its stockholders to distribute to the stockholders HSA's available net assets pursuant to the Plan.

If the Plan is not approved by the stockholders, we will continue to operate as a public company and the Board will continue to evaluate our other alternatives then available for the future of HSA.

CONDUCT OF HSA FOLLOWING APPROVAL OF THE PLAN

Since the Asset Sale to Charter pursuant to the Asset Purchase Agreement, we have been winding up HSA's affairs and evaluating various strategic opportunities for the Company. Since the adoption of the Plan by the Board on August 13, 2002, we have been engaged solely in winding up the Company's affairs.

Following approval of the Plan by the stockholders, HSA's activities will be limited to:

     o filing a Certificate of Dissolution with the Secretary of State of the State of Delaware and thereafter remaining in existence as a non-operating entity for three years;

     o winding up our affairs, including the settlement of any then-outstanding issues with Charter relating to the Asset Sale, selling any remaining non-cash assets of the Company, and taking such action as may be necessary to preserve the value of our assets and distributing our assets in accordance with the Plan;

     o    paying our creditors;

     o terminating any of our remaining commercial agreements, relationships or outstanding obligations;

     o    resolving our outstanding litigation;

     o establishing a Contingency Reserve for payment of the Company's expenses and liabilities; and

     o    preparing to make distributions to our stockholders.

We will seek to distribute or liquidate all of our assets in a manner consistent with the Plan and such manner and upon such terms as the Board determines to be in the best interests of the stockholders.

We presently have only three (3) employees, and expect to employ no more than two (2) employees as of December 31, 2002. Following the approval of the Plan by the stockholders, we will continue to pay our employees their regular salary, and if approved by the board based on an evaluation of all relevant factors, any bonus for which our employees are eligible, for services rendered in connection with the implementation of the Plan. See "Compensation, termination and change-in-control arrangements for our President and Chief Financial Officer" on page 31 for a description of the compensation arrangements for our President and Chief Financial Officer, Mr. George Willett.

We will also continue to indemnify current and former officers, directors, employees and agents in accordance with HSA's by-laws for actions taken in connection with the Plan and the winding up of HSA's affairs. Our obligation to indemnify our officers, directors, employees and agents may be satisfied out of the assets of any liquidating trust. The Board may obtain and maintain the amount of insurance as may be necessary to cover our indemnification obligations under the Plan.

Your ratification and approval of the Plan will constitute your approval of the payment of any such compensation, indemnification and insurance.

PRINCIPAL PROVISIONS OF THE PLAN

We will distribute to our stockholders proportionally, in cash or in-kind, or sell or otherwise dispose of, all of HSA's property and assets. The liquidation is expected to commence as soon as practicable after approval of the Plan by the stockholders and is expected to be concluded prior to the third anniversary thereof by a final liquidating distribution either directly to the stockholders, or to a liquidating trust. We do not anticipate that we will solicit from our stockholders any further votes to approve the specific terms of any particular sale of assets.

We intend to establish a reasonable Contingency Reserve in an amount determined by the Board to be sufficient to satisfy our liabilities, expenses and obligations not otherwise paid, provided for or discharged. The amount of the Contingency Reserve, including the estimates set forth in this proxy (see "Liquidation Analysis and Estimates" on Page 22) may change before or after the Initial Distribution. We expect to distribute the net balance, if any, of HSA's cash on hand, together with the cash proceeds of any sales of HSA's other assets, remaining after we establish the Contingency Reserve, to the stockholders pro rata within twelve (12) months of the filing of the Certificate of Dissolution. These liquidating distributions shall be in complete redemption of the common stock from our stockholders.

WE MAY TRANSFER ASSETS TO A LIQUIDATING TRUST

Following your approval of the Plan, we may, if the Board deems it to be appropriate for any reason, transfer any of our assets, liabilities and Contingency Reserves to a liquidating trust established for the benefit of the stockholders. The trust would thereafter settle our remaining liabilities and sell or distribute the property transferred to it on terms approved by the trustees of the trust. If all of HSA's assets (other than the Contingency Reserve) are not sold or distributed prior to the third anniversary of the filing of the Certificate of Dissolution and we have not previously assigned our assets and liabilities to a liquidating trust, HSA will transfer in final distribution the remaining assets and liabilities of the Company to the trust. This trust is referred to in this proxy statement as the "liquidating trust". For further information relating to the liquidating trust, the appointment of trustees and the liquidating trust agreement, see "Contingent liabilities; contingent reserve; liquidating trust" on page 17.

WE MAY CLOSE OUR STOCK TRANSFER BOOKS

We may close our stock transfer books at any time after the dissolution. However, we expect to close our stock transfer books and discontinue recording transfers of shares of common stock on the earliest to occur of:

          o the close of business on the date on which the remaining assets of HSA are transferred to a liquidating trust, which we expect to occur sometime if and after we make the Initial Distribution;

          o the close of business on the record date fixed by the Board of Directors for the final liquidating distribution; or

          o the date on which HSA ceases to exist under Delaware law, which date may be three years (or longer if unresolved claims or litigation is still outstanding) from the date of dissolution.

After the stock transfer books have been closed, certificates representing shares of common stock will not be assignable or transferable on HSA's books except by will, intestate succession or operation of law. After the final record date for the recording of stock transfers, we will not issue any new stock certificates, other than replacement certificates. See "Listing and trading of the common stock and interests in the liquidating trust" on page 21 and "Final record date" on page 20.

Following approval of the Plan by the stockholders, we will file a Certificate of Dissolution with the State of Delaware dissolving HSA. The dissolution of HSA will become effective, in accordance with Delaware law, upon proper filing of the Certificate of Dissolution with the Secretary of State of Delaware or upon such later date as may be specified in the Certificate of Dissolution. Pursuant to Delaware law, HSA will continue to exist for three years after the dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against it, and enabling HSA gradually to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to its stockholders any remaining assets, but not for the purpose of continuing the business for which HSA was organized.

ABANDONMENT; AMENDMENT

Under the Plan, the Board of Directors may modify, amend or abandon the Plan, notwithstanding stockholder approval, to the extent permitted by Delaware law. We will not amend or modify the Plan under circumstances that would require additional stockholder solicitations under Delaware law or the Federal securities laws without obtaining the required stockholder consent.

LIQUIDATING DISTRIBUTIONS; NATURE; AMOUNT; TIMING


Initial Distribution. Although the Board has not established a firm timetable for distributions to stockholders, if the Plan is approved by the stockholders, and subject to the uncertainties and Risk Factors described in this proxy statement (see "Risk Factors" on page 6), we estimate that we will make an initial cash distribution in March 2003 of between $1.35 per share to $1.40 per share to our stockholders (the "Initial Distribution"). The actual amount of the Initial Distribution as determined by our Board may be lower than $1.35 per share or higher than $1.40 per share due to various uncertainties. Those uncertainties include but are not limited to:

     o the exact amount, if any, we will receive upon liquidation of our remaining tangible assets net of any claims or liabilities;

     o the amount of expected $2 million Charter indemnity holdback that we ultimately collect and our ability to dispose of or settle any claims Charter may assert against us under the Asset Purchase Agreement;

     o the amount of the Contingency Reserve we determine is appropriate to assure the settlement of our liabilities;

     o the amount of time and money required to assess and resolve outstanding and potential litigation against us;

     o the total amount of our liquidation transaction and administration costs; and

     o any claims or potential claims that may arise before we are finally liquidated and dissolved or that management believes are likely to arise within 10 years of our dissolution.

The "per share" amount is based on 40,294,783 shares of common stock outstanding as of August 31, 2002.

Periodic Additional Distributions. Subsequent to the Initial Distribution, we expect to distribute any remaining available cash proceeds, minus the amount of the Contingency Reserve, to the stockholders within 12 months of the date of the adoption of the Plan. We expect to make a final liquidating distribution of any Contingency Reserve not paid out to auditors during the distribution process to our stockholders three (3) years after the date of adoption of the Plan and we complete the wind up of our affairs. We estimate that the total aggregate amount of the distributions made subsequent to the Initial Distribution will be from $.00 to $.15 per share (in the case of an $1.40 per share Initial Distribution) or from $.05 per share to $.20 per share (in the case of an $1.35 per share Initial Distribution).

We expect to conclude the liquidation on the third anniversary of the filing of the Certificate of Dissolution in Delaware by a final liquidating distribution.

HSA does not plan to satisfy all of its liabilities and obligations prior to making distributions to its stockholders, but instead will reserve assets deemed by management and the Board to be adequate to provide for such liabilities and obligations. See "Contingent liabilities; Contingency Reserve; liquidating trust" on page 17.

Uncertainties as to the precise net value of HSA's assets (other than cash) and the ultimate amount of its liabilities make it impracticable to predict with certainty the aggregate net value ultimately distributable to stockholders. Claims, liabilities and expenses from operations (including operating costs, salaries, payroll and local taxes, legal and accounting fees, rent and miscellaneous office expenses), although currently declining in the aggregate, will continue to be incurred following approval of the Plan. These expenses will reduce the amount of assets available for ultimate distribution to stockholders. Even though we cannot currently make a precise estimate of those expenses or guarantee you that our estimates are correct, we believe that our available net cash will be adequate to provide for HSA's obligations, liabilities, expenses and claims (including contingent liabilities) and to make cash distributions to stockholders. (See "Liquidation Analysis and Estimates" on Page 22).

DISPOSITION OF HSA'S REMAINING PHYSICAL ASSETS

With the exception of miscellaneous office furniture and equipment in Louisville, and unsold office furniture equipping our former principal executive offices in Littleton, Colorado, we have already disposed of our tangible and intangible assets. We have not yet determined when to sell any of these remaining non-cash assets, and do not expect to realize a material amount from their sale. The determination will be based on the judgment of the Board and management as to whether the sale of such assets at any particular time will result in our realizing the highest likely value to HSA's stockholders.

We do not anticipate amending or supplementing this proxy statement to reflect any agreement or sale, unless required by applicable law.

REPORTING REQUIREMENTS

After the Plan is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act even though compliance with such reporting requirements is economically burdensome. However, if and after we file our Certificate of Dissolution and make the expected Initial Distribution, in order to curtail expenses, we expect sometime thereafter to attempt to cease complying with the reporting requirements under the Exchange Act. As the liquidation proceeds, either we or the liquidating trustee will continue to provide at least unaudited annual financial reports to you and inform you of any material events affecting the Company or liquidating trust. However, such reports may or may not be in the formats otherwise required by the Exchange Act.

CONTINGENT LIABILITIES; CONTINGENCY RESERVE; LIQUIDATING TRUST

Under Delaware law, we are required, in connection with its dissolution, to pay or make reasonable provision for the payment of all of our liabilities and obligations, including all contingent, conditional and unmatured claims, including those that management believes are likely to arise or become known to us within 10 years of our dissolution.

The actual amount of the Contingency Reserve will be based upon estimates and opinions of management and the Board and review of HSA's estimated operating expenses, including, without limitation, anticipated compensation payments, legal and accounting fees, rent, payroll and other taxes payable, miscellaneous office expenses, insurance and obligations accrued in HSA's financial statements.

We cannot assure you that the ranges for the Contingency Reserve that we are presently considering are in fact accurate or will be sufficient. The Board may have to increase the amount of the Contingency Reserve before or after dissolution or the making of the Initial Distribution. If the Board decides to increase the amount of the Contingency Reserve, it will probably result in a decrease in the amount of the Initial Distribution and any possible subsequent distributions. After the liabilities, expenses and obligations for which the Contingency Reserve has been established have been satisfied in full, we will distribute to the stockholders any remaining portion of the Contingency Reserve.

If the Board deems it necessary, appropriate or desirable for any reason, we may, from time to time, transfer any of HSA's remaining assets to a liquidating trust established for the benefit of the stockholders. The liquidating trust would thereafter sell or distribute the transferred assets on terms approved by the trust's trustees. The Board and management may determine to transfer assets to a liquidating trust in circumstances where the nature of an asset is not susceptible to distribution (for example, any unsold office furniture and equipment) or where the Board determines that it would not be in the best interests of HSA and the stockholders for the assets to be distributed directly to the stockholders at the time. If all of HSA's assets (other than the Contingency Reserve) are not sold or distributed prior to the third anniversary of the effectiveness of HSA's dissolution and we have not already made such a transfer to the liquidating trust, HSA must transfer in a final distribution any remaining net assets to a liquidating trust. The Board may also elect in its discretion to transfer the Contingency Reserve, if any, to a liquidating trust.

The purpose of a liquidating trust would be to distribute or sell property on terms satisfactory to the liquidating trustees and then distribute the proceeds of any sale to the stockholders after paying any of HSA's liabilities which the trust assumed. Any liquidating trust acquiring all of the unsold assets of HSA will assume all of the liabilities and obligations of HSA and will be obligated to pay any expenses and liabilities of HSA which remain unsatisfied. If the Contingency Reserve transferred to the liquidating trust is exhausted, the expenses and liabilities will be satisfied to the extent of the liquidating trust's other unsold assets.

The Plan authorizes the Board to appoint one or more individuals or entities to act as trustee of the liquidating trust and to cause HSA to enter into any liquidating trust agreement with the trustee or trustees on such terms and conditions as may be approved by the Board. We anticipate that the Board will select trustees on the basis of the experience of the individual or entity in administering and disposing of assets and discharging liabilities of the kind to be held by the liquidating trust and the ability of the individual or entity to serve the best interests of the stockholders. If and to the extent we decide sometime in the future to transfer our remaining assets and liabilities to a liquidating trust. Stockholder approval of the Plan will also constitute stockholder approval of any of the Board's appointments and any liquidating trust agreement.

We anticipate that the trust agreement would provide that the trust property would be transferred to the trust immediately prior to the distribution of interests in the trust to HSA's stockholders and that the trust property would be held in trust for the benefit of the stockholder beneficiaries subject to the terms of the trust agreement. We anticipate that the interests would be evidenced only by the trust's records and there would be no certificates or other tangible evidence of trust interests and that no stockholder would be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange shares of common stock in order to receive the interests.

We further anticipate that, pursuant to the trust agreement, the trust would be irrevocable and would terminate after the earliest of (1) the date the trust property is fully distributed, (2) a majority in interest of the beneficiaries of the trust, or a majority of the trustees, have approved the termination, or
(3) a specified number of years having elapsed after the creation of the trust.

Under Delaware law, if we fail to create an adequate Contingency Reserve and the assets held by the liquidating trust are less than the amount of expenses and liabilities ultimately found to be due, you could be held liable for the payment to creditors of your pro rata share of such excess, limited to the amounts you have previously received from HSA or from the liquidating trust.

If we are held by a court to have failed to make adequate provision for its expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the Contingency Reserve and the assets of the liquidating trust, a creditor of HSA could seek an injunction against the making of the proposed distributions under the Plan on the ground that the amounts to be distributed were needed to provide for the payment of HSA's expenses and liabilities. Any such action could delay and/or substantially diminish the cash distributions to be made to stockholders under the Plan.

DISSOLUTION PROCEDURES; DIRECTORS' AND STOCKHOLDERS' LIABILITY TO CREDITORS OF
HSA

Under Delaware law, dissolution is effective upon the filing of a Certificate of Dissolution with the Delaware Secretary of State or upon such future effective date as may be set forth in the Certificate of Dissolution. Section 278 of the Delaware General Corporation Law provides that a dissolved corporation continues to exist for three years after the date of dissolution for purposes of prosecuting and defending suits by or against the corporation and enabling it to settle and close its business, dispose of and convey its property, discharge its liabilities and distribute to stockholders any remaining assets, but not for the purpose of continuing the business of the corporation as a going concern. The corporation can continue to exist beyond the three year period, if ordered by a court, for the sole purpose of prosecuting or defending any action, suit or proceeding that was brought before or during the three year period after the date of dissolution, until any judgments, orders or decrees are fully executed. The powers of the directors continue during this time period in order to allow them to take the necessary steps to wind up the affairs of the corporation.

In liquidating the Company, the Board intends to follow the procedure described in Section 281(b) of the Delaware General Corporation Law. Under this procedure, the directors must adopt a plan of distribution pursuant to which the Company shall:

     o pay or make reasonable provision to pay all claims and obligations, including contingent, conditional or unmatured contractual claims, known to the Company;

     o make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party; and

     o make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen, but that, based on facts known to the Company, are likely to arise or become known to the Company within 10 years after the date of dissolution.

Under an alternative procedure described in Sections 280 and 281(a) of the Delaware General Corporation Law, the directors could seek judicial supervision and approval from the Delaware Chancery Court with respect to the amount and form of security which would be reasonably likely to be sufficient to provide compensation for certain known and unknown claims against the Company. If we elected to seek a 'judicially-supervised' dissolution however, distributions would not be made prior to 210 days after filing of the Certificate of Dissolution with the Secretary of State of Delaware.

If we comply with either of these procedures, our directors will not be personally liable to HSA's claimants in the event that our assets do not cover all of our liabilities, and our stockholders will not be personally liable to claimants in excess of the lesser of the amount of each stockholder's pro rata share of a claim or the amount distributed to each stockholder.

FINAL RECORD DATE

Following the filing of our Certificate of Dissolution, we expect to close our stock transfer books and discontinue recording transfers of shares of common stock (the "final record date") on the earliest to occur of:

          o the close of business on the date on which the remaining assets of HSA are transferred (if at all) to a liquidating trust, which may occur sometime if and after we make the Initial Distribution;

          o the close of business on the record date fixed by the Board of Directors for the final liquidating distribution; or

          o    the date on which HSA ceases to exist under Delaware law.

Thereafter, certificates representing shares of common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the final record date, HSA will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of HSA's shares will occur on or after the final record date. See "Principal provisions of the Plan" on page 14 and "Listing and trading of the common stock and interests in the liquidating trust" on page 21. All liquidating distributions from HSA or a liquidating trust on or after the final record date will be made to stockholders according to their holdings of common stock as of the final record date or transferees of such stockholders by will or descent. After the final record date, we may at our election require stockholders to surrender their stock certificates in order to receive subsequent distributions.

You should not forward your stock certificates before receiving instructions to do so. If we should require you to surrender your stock certificates, all distributions otherwise payable by HSA or any liquidating trust, if any, to stockholders who have not surrendered their stock certificates may be held in trust for them, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If your stock certificate has been lost, stolen or destroyed, you may be required to furnish us with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

LISTING AND TRADING OF THE COMMON STOCK AND INTERESTS IN THE LIQUIDATING TRUST

On July 10, 2002, our securities were delisted from the Nasdaq National Market, and trading in our common stock is presently conducted in the over-the-counter market in the so-called "pink sheets" or possible on the NASD's "Electronic Bulletin Board." As a consequence of delisting, you may find it more difficult to sell or find a current price quote for HSA common stock. In addition, the delisting of the common stock may result in lower prices for it than would otherwise prevail.

Subsequent to the filing of our Certificate of Dissolution and making of the Initial Distribution, we expect to close our stock transfer books on the final record date and to cease recording stock transfers and issuing stock certificates (other than replacement certificates) at that time. Accordingly, we expect that trading in the shares will cease on and after the final record date.

If and to the extent our assets and liabilities to a liquidating trust, we anticipate that the beneficial interests in such liquidating trust will not be transferable, although the Board has not yet made that decision. The Board and management will make that decision prior to the transfer of cash (i.e., the Contingency Reserve) and unsold non-cash assets to the liquidating trust and will base the decision on, among other things, the Board's and management's estimate of the value of the assets being transferred to the liquidating trust, tax matters and the impact of complying with applicable securities laws. If the interests are transferable, we plan to distribute an information statement with respect to the liquidating trust at the time of the transfer of assets and the liquidating trust may be required to comply with the periodic reporting and proxy requirements of the Exchange Act. The cost of complying with those requirements would reduce the amount which otherwise could be distributed to interest holders. Even if transferable, the interests are not expected to be listed on a national securities exchange or quoted through Nasdaq, and the extent of any trading market therein cannot be predicted. Moreover, the interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets.

For Federal income tax purposes, you could be deemed to have received a liquidating distribution equal to your pro rata share of the value of the net assets distributed to a liquidating trust because the distribution of non-transferable interests can result in tax liability to the interest holder (see "Certain Federal income tax consequences--Liquidating Trusts" on page 27). You would not be readily able to realize the value of your interest to pay any tax.

ABSENCE OF APPRAISAL RIGHTS

Under Delaware law, you are not entitled to appraisal rights for your shares of common stock in connection with the transactions contemplated by the Plan.

REGULATORY APPROVALS

There are currently no Federal or state regulatory requirements HSA must comply with or approvals required in connection with the liquidation.

LIQUIDATION ANALYSIS AND ESTIMATES

In the table below, we have set forth the balances of our cash and liabilities as of June 30, 2002, and our present estimates of the range of following potentially realizable values for:

          o the Company's projected quarterly net losses excluding liquidation transaction costs through March 31, 2003;

          o    the Company's liquidation transaction costs;

          o    the expected receipt of the Charter holdback; and

          o    the Contingency Reserve.

WE EMPHASIZE THAT THESE ARE MERELY ESTIMATES. We cannot assure you that we will be able to settle all of our liabilities and resolve our outstanding litigation at the indicated values or within the indicated range or collect all of the Charter holdback.

                                                                                  RANGE
                                                                           LOW             HIGH
                                                                       ------------    ------------
                                                                              (IN THOUSANDS)
                                                                           EXCEPT PER SHARE DATA
                                                                       ----------------------------
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS AS OF
JUNE 30, 2002:
Cash and cash equivalents(1)                                           $     62,596    $     62,596
Short-term investments(1)                                                     4,208           4,208
                                                                       ------------    ------------
    Total cash, cash equivalents and short-term investments
    as of June 30, 2002                                                      66,804          66,804
                                                                       ------------    ------------
LIABILITIES AS OF JUNE 30, 2002:
Accounts payable(1)                                                             201             201
Accrued compensation and related expenses(1)                                  2,053           2,053
Other current liabilities(1)                                                  2,505           2,505
                                                                       ------------    ------------
    Total liabilities as of June 30, 2002                                     4,759           4,759
                                                                       ------------    ------------
Cash, cash equivalents and short-term investments in excess of total
liabilities as of June 30, 2002                                              62,045          62,045
                                                                       ------------    ------------
Projected net losses excluding liquidation transaction costs for the quarters ending(2):
   September 30, 2002                                                          (350)           (300)
   December 31, 2002                                                           (150)             --
   March 31, 2003                                                              (150)             --

Estimated obligations pursuant to severance terms of a Management
Contract(3)                                                                    (200)           (200)
Liquidation transaction costs(4)                                               (900)           (700)
Charter holdback(5)                                                           2,000           2,000
Contingency Reserves(6)                                                      (6,000)           (500)
Estimated proceeds from the exercise of stock options(7)                         77
                                                                       ------------    ------------
Projected cash available for distribution to stockholders              $     56,372    $     62,345
                                                                       ============    ============
Shares of common stock outstanding as of August 31, 2002(7)              40,294,783      40,294,783
Estimated additional shares issued upon exercise of stock
options                                                                      97,913
                                                                       ------------    ------------
Total estimated fully-diluted shares of outstanding common
stock                                                                    40,392,696      40,294,783
                                                                       ============    ============
Projected liquidation value per share                                  $       1.40    $       1.55
                                                                       ============    ============

     (1) Amounts per the unaudited June 30, 2002 financial statements as filed in the Company's Form 10-Q for the quarterly period ended June 30, 2002, incorporated by reference in this proxy statement.

     (2) For the quarter ended September 30, 2002, we currently expect to incur a net loss of between $300,000 and $350,000. This estimate is based in part on the following assumptions:

               o We believe we will earn interest on cash and short term investments for the quarter totaling approximately $300,000.

               o We expect to employ a total of three (3) employees to provide general and administrative support for the wind up of our remaining affairs.

               o We expect to record a charge of approximately $200,000 related to severance obligations for our Secretary and former General Counsel during the third quarter of 2002.

          We expect that before any cash distribution to stockholders and any liquidation administrative cost, our projected net loss after September 30, 2002, exclusive of any unforeseen or unusual items, will not exceed $50,000 per month. These losses will be incurred in connection with the continued employment of, and overhead costs associated with, our remaining employees, legal and accounting fees, rent, miscellaneous office expenses and insurance. We expect to partially fund these losses from the proceeds of, and interest income earned on the proceeds of, the Asset Sale, but such interest income alone generated by the proceeds of the Asset Sale will not be adequate to fully offset these continuing general and administrative costs, especially after we make the expected Initial Distribution.

     (3) Consists of estimated aggregate severance benefits to which our President and Chief Financial Officer is entitled under his existing employment agreement if his employment is terminated.

     (4) Consists of estimated legal, printing, insurance, trustee fees, other professional fees and miscellaneous costs associated with the proposed liquidation discussed in this proxy.

     (5) Amount represents the potential indemnity claims that Charter held back under the Asset Purchase Agreement, most of which we currently believe will ultimately be released to us in accordance with the Asset Purchase Agreement.

     (6) A Contingency Reserve has not been recorded in our June 30,2002 financial statements which are incorporated herein by reference and a copy of which is being delivered to you with this proxy. If the stockholders approve the Plan, we will adopt a liquidation basis of accounting. At such time, we will record the Contingency Reserve in our financial statements as required under Delaware law. Under the liquidation basis of accounting, we will also make adjustments to our individual assets and liabilities to their estimated net realizable values that may result in either a net write-up or write-down of our equity. We currently estimate that the Contingency Reserve will range between $500,000 to $6,000,000. However, we cannot assure you that the Contingency Reserve we will establish will be adequate to cover all of our expenses and liabilities expected to be incurred through completion of our liquidation.

     (7) HSA currently has 97,913 outstanding and exercisable stock options with a strike price of less than $1.22 per share, the closing price of a share of our common stock on August 31, 2002. For purposes of calculating the "Low" range of the "Projected liquidation value per share," we have assumed that all of these options will be exercised and the estimated cash proceeds of $77,000 are paid to the Company, even though their financial impact is not material to the "Projected liquidation value per share."

          In addition, there are 324,706 outstanding and exercisable stock options with a strike price of $1.30 or $1.38 per share (the average is $1.31 per share) which are excluded from the "Projected liquidation per share value." We do not know and cannot predict whether any or all of these options will be exercised, and in any event do not expect their exercise to impact materially the "Projected liquidation value per share."

          All other outstanding stock options have a strike price in excess of the "High" range of the "Projected liquidation value per share."

The actual amount of cash available for distribution to stockholders, and the liquidation value per share, may vary depending on various factors, including but not limited to, final payout amounts on known, unknown and contingent liabilities and the level of cash used in our operations. We cannot assure you that our projected liquidation value per share of approximately $1.40 to $1.55 will be reflected in the trading price of our common stock or will be received as a cash distribution.

The method used by the Board and management in estimating the values and value ranges of HSA's assets and liabilities are inexact and may not approximate values actually realized. The Board's assessment assumes that the estimate of HSA's liabilities and operating costs are accurate, but those estimates are subject to numerous uncertainties beyond our control and also do not reflect any contingent liabilities that may materialize. For all these reasons, we can not assure you that the actual net proceeds distributed to stockholders in liquidation will not be significantly less than the estimated amount shown.

Important Note. PricewaterhouseCoopers LLP has neither examined nor compiled the accompanying prospective financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. This prospective financial information was not prepared with a view toward compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

CERTAIN INFORMATION REGARDING THE PRICE OF HSA'S COMMON STOCK

The sale price of a share of our common stock on August 12, 2002 (the date preceding the date the Plan was adopted by the Board) was $1.18.

POSSIBLE EFFECTS OF THE APPROVAL OF THE PLAN UPON DIRECTORS AND OFFICERS

The approval of the Plan by the stockholders may have certain effects upon HSA's officers and directors, including those set forth below.

All of HSA's current, and certain of its former, officers and directors hold shares of common stock or options to acquire shares of common stock. The directors of the Company, all of who voted in favor of the Plan, held or had rights to purchase in the aggregate 6,158,020 shares of common stock. See "Five Percent Beneficial Owners and Management" on page 32.

On August 9, 2002, John G. Hundley, our Secretary, General Counsel and Senior Vice President - Development, was terminated by the Company and was paid his severance pursuant to a Separation Agreement. He is now employed as Counsel to Frost Brown Todd LLC, which we have previously engaged to provide legal services to us in connection with various contract matters and strategic activities, and which we have retained to advise us with respect to this liquidation and other matters affecting the wind up of our affairs. We believe this engagement to be on customary and ordinary terms. At the request of the Board, Mr. Hundley continues to serve as our Secretary on a non-employee basis.

No officer or director who served as an officer or director on the day the Board adopted the Plan is party to an agreement with HSA providing for compensation for a fixed term or for severance upon termination other than our President and Chief Financial Officer, George E. Willett. For a description of Mr. Willett's employment agreement with HSA, see "Compensation, termination and change-in-control arrangements for President and Chief Financial Officer" on page 31.

The Board may confer other benefits or bonuses to HSA's employees and officers in recognition of their services to HSA based on the performance of the employees and officers, including performance during HSA's liquidation process.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a general summary of the material Federal income tax consequences of the Plan to HSA's stockholders, but does not purport to be a complete analysis of all the potential tax effects. The discussion addresses neither the tax consequences that may be relevant to particular categories of investors subject to special treatment under certain Federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Internal Revenue Code, Treasury Regulations, Internal Revenue Service (the "IRS") rulings, and judicial decisions now in effect, all of which are subject to change at any time; any such change may be applied retroactively. The following discussion has no binding effect on the IRS or the courts and assumes that we will liquidate substantially in accordance with the Plan.

Distributions pursuant to the Plan may occur at various times and in more than one tax year. We cannot assure you that the tax treatment described herein will remain unchanged at the time of the distributions. The following discussion presents the opinion of HSA. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan, and we will not seek an opinion of counsel with respect to the anticipated tax treatment. If any of the conclusions stated herein proves to be incorrect, the result could be increased taxation to the stockholders thus reducing the benefit to the stockholders and HSA from the liquidation.

Consequences to HSA. To the extent that HSA generates federal taxable income between the approval of the Plan and completion of the liquidation, we believe that sufficient federal tax net operating losses will be available to offset such federal taxable income.

Consequences to Stockholders. Upon liquidation of HSA, stockholders will recognize gain or loss equal to the difference between (i) the sum of the amount of cash distributed to them and the fair market value (at the time of distribution) of any property distributed to them, and (ii) their tax basis for their shares of the common stock. A stockholder's tax basis in his or her shares will depend upon various factors, including the amount paid by the stockholder for his or her shares and the amount and nature of any distributions received with respect to those shares.

A stockholder's gain or loss will be computed on a "per share" basis. Because HSA expects to make more than one liquidating distribution, the amount of each such liquidating distribution will be allocated proportionately to each share of stock owned by a stockholder. Any gain will be recognized by reason of a liquidating distribution only to the extent that the aggregate value of such distributions received by a stockholder with respect to a share exceeds his, her or its tax basis for that share. STOCKHOLDERS SHOULD NOTE CAREFULLY THAT ANY LOSS WILL GENERALLY BE RECOGNIZED ONLY UPON EITHER (i) A SALE OF THE STOCKHOLDER'S SHARES, OR (ii) WHEN THE FINAL DISTRIBUTION FROM HSA (OR THE LIQUIDATING TRUST SUCCEEDING TO HSA'S REMAINING ASSETS AND LIABILITIES) HAS BEEN RECEIVED AND THEN ONLY IF THE AGGREGATE VALUE OF THE LIQUIDATING DISTRIBUTIONS WITH RESPECT TO A SHARE IS LESS THAN THE STOCKHOLDER'S TAX BASIS FOR THAT SHARE. IF A STOCKHOLDER RETAINS HIS, HER OR ITS SHARES DURING THE LIQUIDATION PERIOD, SUCH STOCKHOLDER MAY NOT BE ABLE TO RECOGNIZE ANY LOSS FOR UP TO THREE (3) YEARS (OR POSSIBLY LATER IF THE LIQUIDATION IS NOT COMPLETE AFTER THREE YEARS.) Any gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets. Gain resulting from distributions of cash or assets from a corporation pursuant to a plan of liquidation is, therefore, generally capital gain rather than ordinary income. If it were to be determined that distributions made pursuant to the Plan were not liquidating distributions, the result could be treatment of distributions as dividends, taxable at ordinary income rates.

Upon any distribution of property, the stockholder's tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. The gain or loss realized upon the stockholder's future sale of that property will be measured by the difference between the stockholder's tax basis in the property at the time of the sale and the proceeds of the sale.

After the close of each year, HSA will provide stockholders and the IRS with a statement of the amount of cash distributed to the stockholders and, if applicable, its best estimate as to the value of any property distributed to them during that year. There is no assurance that the IRS will not challenge such property valuation. As a result of such a challenge, the amount of gain or loss recognized by stockholders might be changed. Distributions to stockholders could result in tax liability to any given stockholder exceeding the amount of cash received, requiring the stockholder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

Liquidating trusts. If HSA transfers assets to a liquidating trust, HSA intends to structure such trust so that stockholders will be treated for tax purposes as having received their proportionate share of the property at the time it is transferred to the liquidating trust. In such event, the amount of the distribution will be reduced by the amount of known liabilities assumed by the liquidating trust or to which the property transferred is subject. The liquidating trust itself should not be subject to tax. After formation of the liquidating trust, the stockholders will take into account for Federal income tax purposes their allocable portion of any income, gain or loss recognized by the liquidating trust. AS A RESULT OF THE TRANSFER OF PROPERTY TO THE LIQUIDATING TRUST AND THE ONGOING OPERATIONS OF THE LIQUIDATING TRUST, STOCKHOLDERS SHOULD BE AWARE THAT THEY MAY BE SUBJECT TO TAX, WHETHER OR NOT THEY HAVE RECEIVED ANY ACTUAL DISTRIBUTIONS FROM THE LIQUIDATING TRUST WITH WHICH TO PAY THE TAX.

Taxation of non-United States stockholders. Foreign corporations or persons who are not citizens or residents of the United States should consult their tax advisor with respect to the U.S. and non-U.S. tax consequences of the Plan.

State and local tax. Stockholders may also be subject to state or local taxes and should consult their tax advisor with respect to the state and local tax consequences of the Plan.

The foregoing summary of certain Federal income tax consequences is included for general information only and does not constitute legal advice to any stockholder. The tax consequences of the Plan may vary depending upon your particular circumstances. We recommend that you consult your own tax advisor regarding the specific tax consequences of the Plan to you.

VOTE REQUIRED AND BOARD RECOMMENDATION

The approval of the Plan requires the affirmative vote of the holders of a majority of the outstanding shares of common stock.

THE BOARD BELIEVES THAT THE PLAN IS IN THE BEST INTERESTS OF HSA'S STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. WE INTEND TO VOTE SHARES REPRESENTED BY THE ENCLOSED FORM OF PROXY IN FAVOR OF THIS PROPOSAL UNLESS YOU SPECIFY OTHERWISE IN THE PROXY.

While the matters set forth above may be deemed to give rise to a potential conflict of interest with respect to the Board's adoption of the Plan, the Plan was adopted by the unanimous vote of directors believed by HSA to be disinterested. We determined that no independent committee was required to review the Plan because we do not currently anticipate that the liquidation of HSA will result in any material increase in value of the options held by any director who participated in the vote on the Plan as compared to the value that he or she would have received by exercising his or her options prior to the Initial Distribution.

                                  * * * * * * *

                                 PROPOSAL NO. 2

                         ELECTION OF CLASS III DIRECTORS

CLASS III DIRECTORS TO BE ELECTED

Our Certificate of Incorporation divides the Board of Directors into three classes. Each class serves a three-year term and only one class is elected at each annual meeting of stockholders. Class III directors are to be elected this year.

At the Annual Meeting, two directors are to be elected in Class III, with a term to expire at the annual meeting of stockholders to be held in 2005. The Board of Directors has nominated David A. Jones, Jr. and Robert S. Saunders for election as directors in Class III. Both of these individuals is currently serving as a director in Class III. Following the election of Class III directors at the Annual Meeting, the Board of Directors will consist of five members, with one director serving in Class I and two directors serving in each of Class II and Class III.

The Board has no reason to believe that any nominee for Class III director will not be available for election. However, if any of the nominees becomes unavailable for election, and unless authority is withheld, the holders of the proxies solicited hereby will vote for such other individual(s) as the Board may recommend.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES FOR CLASS III DIRECTORS NAMED ABOVE.

INFORMATION ABOUT OUR DIRECTORS AND NOMINEES

The following biographies show the age and principal occupation during the past five years of each of our directors, the date the director was first elected to the Board of Directors and any directorships held by the director with any other public company or registered investment company. [Ages are shown as of August 31, 2002.]

Class III directors (terms expiring at the annual meeting held in 2005):

         David A. Jones, Jr., 44, has served as Chairman of the Board and a director of the Company since April 1998. Since 1994, Mr. Jones has been Chairman of Chrysalis Ventures, a private equity management firm. Mr. Jones also serves as Vice Chairman and a director of Humana, Inc.

         Robert S. Saunders, 50, has served as Vice Chairman of the Board and a director of the Company since April 1998. Mr. Saunders has been Senior Managing Director of Chrysalis Ventures, a private equity management firm, since 1997.

Class II directors (terms expiring at the annual meeting held in 2004):

         Michael E. Gellert, 71, has been a director of the Company since April 1998. Since 1967, Mr. Gellert has served as a General Partner of Windcrest Partners, a private investment company. Mr. Gellert is a director of Devon Energy Corp., Six Flags, Inc., Humana Inc., Seacor Smit Inc., Smith Barney World Funds, Travelers Series Funds, Inc., and he is on the Advisory Board to the Bank of New York.

         Daniel J. O'Brien, 43, the Company's former President and Chief Executive Officer, has been a director since September 2000. Mr. O'Brien joined the Company as Chief Operating Officer in October 1999 and was named President in November 1999 and Chief Executive Officer in February 2000. Mr. O'Brien's employment with the Company was terminated on April 30, 2002. From 1995 to October 1999, Mr. O'Brien was President and Chief Operating Officer of Primestar, Inc. and previously served as President of Time Warner Satellite Services.

Class I director (term expiring at the annual meeting held in 2003):

         Irving W. Bailey, II, 61, has been a director of the Company since April 1998. Mr. Bailey is a Managing Director of Chrysalis Ventures, a private equity management firm. Mr. Bailey is also a director of Computer Sciences Corporation (CSC).

DIRECTOR COMPENSATION

Directors do not currently receive cash compensation for service on the Board or any committee of the Board, but directors may be reimbursed for their reasonable expenses incurred in connection with attendance at Board and committee meetings.

In January of each year, directors who are not employees of the Company or its subsidiaries receive automatic grants of stock options under our 1999 Non-Employee Director Stock Option Plan. Under the plan, each non-employee director received an option to purchase 27,125 shares of Common Stock in January 1999. Such options were granted at fair market value on the date of grant and vested immediately. In January 2000, January 2001, and in January 2002, each director received an option to purchase 11,625 shares of Common Stock that vest over the remainder of the respective director's term effective at the time of the grant. All options granted to non-employee directors have an exercise price equal to the fair market value of the common stock on the grant date, and have a term of ten years. If the Plan is approved, the Board intends to cancel the 1999 Non-Employee Director Stock Option Plan prior to the automatic grant of any options in January 2003. We do not expect to compensate our Board for any services in 2003 other than reimbursement for their reasonable expenses incurred in connection with attendance at Board and committee meetings.

MANAGEMENT OF THE COMPANY

The following table sets forth certain information concerning our executive officers. The executive officers serve at the pleasure of the Board of Directors.

         NAME                 AGE             POSITIONS WITH THE COMPANY
         ----                 ---             --------------------------
  George E. Willett           40              President and Chief Financial Officer
  John G. Hundley             42              Secretary

George E. Willett was appointed as Chief Financial Officer of the Company in June 1998 and President of the Company effective May 1, 2002. From 1997 to 1998, Mr. Willett served as Chief Financial Officer of

American Pathology Resources, Inc. and, from 1994 to 1997, as Chief Financial Officer of Regent Communications, Inc., a radio station holding company.

John G. Hundley previously served as Secretary and General Counsel of the Company from November 2001, and Senior Vice President -- Business Development and Assistant Secretary of the Company from November 2000. On August 9, 2002, Mr. Hundley was terminated by the Company and was paid his severance pursuant to a Separation Agreement. He is now employed as Counsel to Frost Brown Todd, LLC, which we have previously engaged to provide legal services to us in connection with various contract matters and strategic activities, and which we have retained to advise us with respect to this liquidation and other matters affecting the wind up of our affairs. We believe this engagement to be on customary and commercially reasonable terms. At the request of the Board of Directors, Mr. Hundley continues to serve as our Secretary on a non-employee basis.

COMPENSATION, TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS FOR OUR PRESIDENT AND CHIEF FINANCIAL OFFICER

In July 2001, the Company entered into an employment agreement with George E. Willett, our President and Chief Financial Officer. Under this agreement, Mr. Willett is entitled to a base salary of $14,000 per month. He is also eligible for a bonus of up to 50% of his base salary, and is entitled to participate in the Company's retirement, medical, dental and welfare plans, life and disability insurance and other benefit plans afforded to senior executives and employees by the Company. Mr. Willett's agreement is for a term of one year and automatically renews for successive one year terms unless the Company elects to terminate the agreement upon sixty days notice to Mr. Willett prior to the end of the respective term.

Under the agreement, if Mr. Willett's employment is terminated without cause or constructively terminated, he is entitled to continued base salary for twelve months, any bonus previously fixed and declared by the Board of Directors, continuation of group health benefits for period of not less than eighteen months and the right to exercise all options previously granted to him for a period of up to twelve months. The payment of any severance benefits under the agreement as set forth above is subject to Mr. Willett's compliance with certain non-compete covenants during the period such benefits are being paid. We have also granted Mr. Willett 75,000 shares of restricted stock pursuant to a Restricted Stock Agreement. The restrictions on the stock will lapse if Mr. Willett's employment is involuntarily or constructively terminated at any time.

We expect to retain Mr. Willett and one (1) other employee until we settle any issues associated with the $2 million Charter indemnity holdback and make the Initial Distribution, and possible longer if we remain a reporting company subject to the Exchange Act. If and to the extent we terminate Mr. Willett after the making of the Initial Distribution, we may retain his services (and the services of our other employee) on a consulting or other out-sourced basis if deemed necessary by the Board.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). These officers and directors are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed. Based solely upon review of copies of such forms, or written representations that there were no unreported holdings or transactions, we believe that for the fiscal year ending December 31, 2001 all Section 16(a) filing requirements applicable to our executive officers, directors and ten percent beneficial owners were complied with on a timely basis. We are filing an amended Form 5 with the SEC to correct the inadvertent omission of a 1,000 share gift of HSA stock by one of our directors in February 2001.

FIVE PERCENT BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of the Company's Common Stock beneficially owned as of August 31, 2002, by each person who is known by us to own beneficially more than 5% of the common stock, each of the directors, each of the officers named in the Summary Compensation Table, and all directors and executive officers as a group.

                                                            SHARES OF CLASS
                                                           BENEFICIALLY OWNED
                                                   ---------------------------------
    NAME OF BENEFICIAL OWNER                        NUMBER                PERCENT(1)
    ------------------------                       ---------              ----------
    Don C. Whitaker (12)                           2,320,116                 5.8%
    Irving W. Bailey, II(2)                        1,383,533                 3.4%
    Michael E. Gellert(3)                            591,628                 1.5%
    David A. Jones, Jr.(4)                           975,736                 2.4%
    Robert S. Saunders(5)                            387,123                 1.0%
    Daniel J. O'Brien(6)                           2,820,000                 6.7%
    Gregory G. Hodges (7)                            455,000                 1.1%
    Richard George(8)                                101,882                   *
    John G. Hundley(9)                               105,075                   *
    George E. Willett(10)                            247,817                   *
    Directors and executive officers
            As a group (9 persons)(11)             7,067,794                16.5%

----------

*Less than 1%

     (1) Based on 40,294,783 shares of common stock issued and outstanding as of August 31, 2002. Shares which a person has the right to acquire pursuant to options within sixty days after August 31, 2002, are deemed to be outstanding for the purposes of computing the percentage for such person but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

     (2) Includes 4,800 shares held by Mr. Bailey's wife, 19,000 shares held by the Beauregard Foundation, of which Mr. Bailey is President, and 53,733 shares that Mr. Bailey may acquire upon exercise of options exercisable within 60 days of August 31, 2002.

     (3) Includes 173,515 shares held by Mr. Gellert's wife and 38,750 shares that Mr. Gellert may acquire upon exercise of options exercisable within 60 days of August 31, 2002.

     (4) Includes 164 shares held by CV Holdings, Inc., of which Mr. Jones is the sole shareholder, 2,115 shares held by Chrysalis Ventures, LLC, a company controlled by Mr. Jones, 1,540 shares held by

          Mr. Jones' wife as custodian under the Uniform Gift to Minors' Act and 62,000 shares that Mr. Jones may acquire upon exercise of options exercisable within 60 days of August 31, 2002.

     (5) Includes 115,526 shares held by Saunders Capital, LLC, of which Mr. Saunders is president, 91,834 shares held by Saunders Capital Profit Sharing Plan, 400 shares held by Mr. Saunders' wife, 1,500 shares held by Mr. Saunders' children and 62,000 shares that Mr. Saunders may acquire upon exercise of options exercisable within 60 days of August 31, 2002.

     (6) Includes 1,600,000 shares that Mr. O'Brien may acquire upon exercise of options exercisable within 60 days of August 31, 2002. Mr. O'Brien's employment was terminated on April 30, 2002.

     (7) Includes 350,000 shares that Mr. Hodges may acquire upon exercise of options exercisable within 60 days of August 31, 2002. Mr. Hodges' employment was terminated on April 30, 2002.

     (8)  Includes 1,882 shares held in the Company's 401(k) plan.

     (9) Includes 1,230 shares held by Mr. Hundley's wife, 765 shares held by Mr. Hundley as custodian under the Uniform Gift to Minors Act, 96,500 shares that Mr. Hundley may acquire upon exercise of options exercisable within 60 days of August 31, 2002, and 3,200 shares held in the Company's 401(k) plan.

     (10) Includes 75,000 shares of restricted stock subject to forfeiture, 167,967 shares that Mr. Willett may acquire upon exercise of options exercisable within 60 days of August 31, 2002, and 3,200 shares held in the Company's 401(k) plan.

     (11) Includes shares of restricted stock and shares that the directors and executive officers may acquire upon exercise of options exercisable within 60 days of August 31, 2002.

     (12) Based on information set forth in Schedule 13D (Amendment No. 1) filed on July 3, 2002 by Don C. Whitaker. Amount does not include 435,000 shares held by Don Whitaker, Inc. or 130,000 shares held by Don Whitaker. Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is composed of four directors who are not employees of the Company or any of its subsidiaries. The current members of the Committee are Mr. Bailey, Mr. Gellert, Mr. Jones and Mr. Saunders. No interlocking relationship exists between the Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has such interlocking relationship existed in the past.

MEETINGS OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD

The Board of Directors held twenty (20) meetings, and constituted as a Special Committee in connection with the Asset Sale to Charter, held an additional eight
(8) meetings, during 2001. Excluding certain directors who resigned on July 31, 2001, each of the our directors attended at least 75% of the total number of meetings of the Board of Directors and the committees of the Board of Directors on which such director served.

We have a standing Audit Committee and Compensation Committee whose functions and members are described below:

Compensation Committee: The Compensation Committee reviews and approves the compensation of the Company's officers, reviews and administers the Company's stock option plans for employees and makes recommendations to the Board of Directors regarding such matters. The members of the Compensation Committee are Mr. Saunders, Chairman, and Messrs. Bailey, Gellert, and Jones. The Compensation Committee met seven (7) times in 2001.

Audit Committee. The Audit Committee makes recommendations to the Board of Directors regarding the selection and retention of the independent auditors, reviews the scope and results of the audit and reports the results to the Board of Directors. In addition, the Audit Committee reviews the adequacy of internal accounting, financial and operating controls, reviews the Company's financial reporting compliance procedures, and oversees the Company's reporting of financial information including the review of quarterly and annual financial information prior to filing with the Securities and Exchange Commission (the "SEC"). All of the present members of the Audit Committee are "independent" as defined in the National Association of Securities Dealers' listing standards. The members of the Audit Committee are Mr. Bailey, Chairman, and Messrs. Gellert, Jones, and Saunders. The Audit Committee met five (5) times in 2001.

AUDIT COMMITTEE REPORT

In connection with its responsibilities under its charter, the Audit Committee:

     o Reviewed and discussed with management the audited financial statements for the year ended December 31, 2001;

     o Discussed with the independent auditors the matters required to be discussed by AICPA Statement on Auditing Standards No. 61, Communication with Audit Committees (required communication by external auditors to audit committees);

     o Received from the independent auditors written disclosures regarding the auditors' independence required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the auditors the auditors' independence; and

     o Recommended, based on the review and discussions noted above, to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                       Submitted by,

                                       Irving W. Bailey, II, Chairman
                                       Michael E. Gellert
                                       David A. Jones, Jr.
                                       Robert S. Saunders

COMPENSATION COMMITTEE REPORT

The Compensation Committee (the "Committee") of the Board of Directors administers the Company's general and executive compensation programs, including compensation, severance, retirement benefits, restricted stock and stock option plans. The Committee also reviews, recommends and approves changes to those policies and programs, and makes recommendations to the Board of Directors as to the amount and form of executive officer compensation.

General Compensation Philosophy. In fiscal year 2001, the compensation programs of the Company were designed primarily to enable the Company to retain and reward executives and employees needed to accomplish the Company's goals of restructuring (i.e., minimizing operating and administrative expenses in order to retain shareholder value and downsizing the Company workforce), and arranging for the sale or other strategic disposition of the Company . Therefore, the Company provided an executive compensation program which included base pay, severance benefits for both voluntary and involuntary terminations, in some cases, restricted stock grants, and in other cases, incentive opportunities through the use of stock options.

Base Salary. Base salary was designed primarily to be competitive with base salary levels in effect at high technology companies that are of comparable size to the Company and with which the Company competes for executive personnel. Base salary is set annually based on job-related experience, individual performance and pay levels of similar positions at comparable companies. Salaries for executive officers for 2001 were generally determined on an individual basis by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as salaries for similar positions at comparable companies.

Cash Performance Awards. Cash performance awards, such as bonuses, are tied to the achievement of performance goals, financial or otherwise, established by the Committee. The Company had no formal management incentive plan in 2001, and we paid no bonuses in 2001, except to the extent that we were legally obligated to do so by contract. However, as disclosed on our Form 10-K for the period ending December 31, 2001, we did pay discretionary cash bonuses to certain employees in 2002 based on their performance in downsizing the Company workforce, operating the business prior to the Asset Sale, successfully arranging and closing the Asset Sale to Charter and otherwise retaining value for the stockholders.

Stock Options and Restricted Stock. In order to link the interests of the Company's stockholders and senior management, the Company maintains stock option plans. In 2001, the Committee believed that the practice of granting stock options, and in some cases, restricted stock, was critical to retaining the key talent necessary at all employee levels to ensure the achievement of the Company's restructuring goals. Stock options generally have value for executive officers only if the price of the Company's common stock increases above the fair market value of a share of common stock on the grant date and the officer either remains in the Company's employ for the period required for the options granted to such person to vest, or their employment is terminated in connection with a change of control event following a sale or merger of the Company.

The number of shares subject to stock options or restricted stock granted is within the discretion of the Committee. In determining the size of stock option or restricted stock grants, the Committee considered the officer's responsibilities, the expected future contribution of the officer to the Company's performance and goals, and the number of shares which continue to be subject to vesting under outstanding options. For 2001, options were granted to the executive officers based on their positions and a subjective assessment of individual performances. In addition, options were granted to certain executive officers as incentives for them to strive to increase and preserve the value of the Company's common stock for the benefit of the stockholders and to aid in their retention due to the anticipated sale or merger of the Company . The stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of the Company's common stock on the date of grant. The restricted stock generally vests at the end of a 3-year period unless accelerated by an involuntary termination resulting from a change of control.

Compensation for the former Chief Executive Officer. In 2001, Mr. Dan O'Brien's base salary and long term incentive rewards were determined by the Committee in reference to his original and new employment agreements entered into between the Company and Mr. O'Brien. The Committee believed that the new employment agreement terms were consistent with the factors described above for all executive officers, especially Mr. O'Brien responsibilities in connection with the restructuring and downsizing the Company, the negotiation and closing of the Asset Sale to Charter, and the preservation of value for the stockholders.

Internal Revenue Code Section 162(m) Limitation. Section 162(m) of the Internal Revenue Code imposes a limit, with certain exceptions, on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to its five most highly compensated executive officers. In general, it is the Committee's policy to qualify, to the maximum extent possible, executives' compensation for deductibility under applicable tax laws.

                                       Compensation Committee

                                       Robert S. Saunders, Chairman
                                       Irving W. Bailey, II
                                       Michael E. Gellert
                                       David A. Jones, Jr.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 9, 2002, John G. Hundley, our Secretary, General Counsel and Senior Vice President - Development, was terminated by the Company and was paid his severance pursuant to a Separation Agreement. He is now employed as Counsel to Frost Brown Todd, LLC, which we have previously engaged to provide legal services to us in connection with various contract matters and strategic activities, and which we have retained to advise us with respect to this liquidation and other matters affecting the wind up of our affairs. We believe this engagement to be on customary and commercially reasonable terms. At the request of the Board, Mr. Hundley continues to serve as our Secretary on a non-employee basis.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
             DAVID A. JONES, JR. AND ROBERT S. SAUNDERS AS CLASS III
                            DIRECTORS OF THE COMPANY.


                                   * * * * * *

                                 PROPOSAL NO. 3

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Board of Directors has selected PricewaterhouseCoopers LLP, as independent auditor, to audit our financial statements of the Company for the fiscal year ending December 31, 2002. In the event of a negative vote on such ratification, the Board will reconsider its selection for the fiscal year ending December 31, 2002.

PricewaterhouseCoopers LLP has audited the Company's financial statement for each year since 1998. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

AUDIT FEES

PricewaterhouseCoopers LLP billed the Company in 2001 an amount of $169,913 for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for fiscal year 2001.

PricewaterhouseCoopers LLP also billed the Company an additional $136,150 for audit-related special services including the review of the proxy statement and related financial statements filed in connection with the Asset Sale to Charter and an audit of the financial statements of one of the Company's subsidiaries.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

PricewaterhouseCoopers LLP neither rendered nor billed the Company for professional services including supervising the operation of the Company's information systems and design or implementation of hardware or software to aggregate source data underlying the Company's financial statements during fiscal year 2001.

ALL OTHER FEES

PricewaterhouseCoopers LLP billed the Company an aggregate amount of $255,593 for professional services during fiscal year 2001, excluding amounts billed in connection with audit services and financial information systems design implementation. This amount includes fees billed in fiscal year 2001 for assistance with due diligence in connection with the Asset Sale to Charter, evaluation of Internal Revenue Code Section 382 limitations on net operating loss carryforwards, research and consultation regarding tax issues related to doing business in Germany, preparation of individual and branch operation tax returns related to the Company's Germany operations and miscellaneous tax consulting services. The Audit Committee, in conducting its review of auditor independence, considered whether the performance of services by the independent accountants in addition to their audit services was compatible with maintaining the independence of PricewaterhouseCoopers LLP as auditor.

VOTE REQUIRED

The affirmative vote of the majority of the votes cast will be required to ratify and approve the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2002.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE
      APPOINTMENT OF PRICEWATERHOUSECOOPERS LLC AS OUR INDEPENDENT AUDITOR

                                   * * * * * *

                               OTHER INFORMATION

COMPARISON OF FIVE-YEAR CUMULATIVE RETURN - STOCK PERFORMANCE GRAPH

The following graph compares the Company's cumulative total stockholder return on its Common Stock during a period beginning June 4, 1999, when shares of Common Stock of the Company were first registered under Section 12(g) of the Securities and Exchange Act of 1934, and end on December 31, 2001(as measured by dividing (a) the difference between the Company's share price at the end and the beginning of the measurement period; by (b) the share price at the beginning of the measurement period), with the cumulative total return of the Nasdaq (US) Index and the Morgan Stanley High Technology Index during such period, assuming a $100 investment on June 4, 1999. It should be noted that the Company has not paid any dividends on the Common Stock, and no dividends are included in the representation of the Company's performance. The stock price performance shown on the graph is not necessarily indicative of future price performance.


                               [PERFORMANCE GRAPH]

Total returns for:                                                 06/04/99      12/31/99        12/31/00     12/31/01
------------------                                                 --------      --------        --------     --------
High Speed Access Corp.                                               $ 100         $  87            $  5         $  3
Nasdaq (US) Index                                                       100           164             100           79
Morgan Stanley High Technology Index                                    100           175             127           98

SOLICITATION OF PROXIES

In addition to solicitation by mail, some of the Company's directors and officers who will receive no additional compensation for their services may solicit proxies in person, and by telephone, telegraph, telecopier, facsimile. All costs of solicitation of proxies will be borne by the Company. We have requested brokers and nominees who hold stock in their name to furnish this proxy material to their customers and the Company will reimburse such brokers and nominees for their reasonable related out-of-pocket expenses.

DESCRIPTION OF BUSINESS

See "Background and Reasons for the Plan" on page 11.

LEGAL PROCEEDINGS

The Delaware Class Action Lawsuits. The Company, our directors, certain former directors as well as Charter and Paul Allen have been named as defendants in four putative class action lawsuits filed in the Court of Chancery of the State of Delaware (Denault v. O'Brien, et. al., Civil Action No. 19045-NC, Tesche v. O'Brien, et al., Civil Action No. 19046-NC, Johnson v. O'Brien, et. al., Civil Action No. 19053-NC, and Krim v. Allen, et al., Civil Action 19478-NC). All four lawsuits, which allege breach of fiduciary duty by the individual defendants and Charter, have been consolidated.The complaints in the first three lawsuits (with the Denault complaint the operative complaint in the Consolidated Action) allege, among other things, that the cash purchase price initially proposed by Charter, $73.0 million, was grossly inadequate and that "[t]he purpose of the proposed acquisition is to enable Charter and Allen to acquire [the Company's] valuable assets for their own benefit at the expense of [the Company's] public stockholders." The fourth lawsuit, Krim v. Allen, alleges that the $81.1 million purchase price under the Asset Purchase Agreement was "grossly inadequate," and that Charter and Paul Allen acted in a manner calculated to benefit themselves at the expense of HSA's public shareholders.

The plaintiffs ask to represent the interests of all common stockholders of the Company and seek (except in the case of Krim v. Allen) injunctive relief preventing the Company from consummating the Asset Sale. All four lawsuits seek to rescind the transaction and seek unspecified monetary damages.

We believe these lawsuits are entirely without merit. Nevertheless, lawyers for the defendants in these lawsuits have had discussions with attorneys representing the plaintiffs in the first three lawsuits concerning, among other topics, financial and other changes to the terms of the draft Asset Purchase Agreement that addressed the matters raised by the plaintiffs. As a result of these discussions, a tentative agreement was reached to settle the first three lawsuits subject to the completion of confirmatory discovery. The tentative settlement is embodied in a Memorandum of Understanding (the "MOU"), dated as of January 10, 2002, executed by counsel to all parties to the first three lawsuits,. The MOU provides, among other things, that the settlement is premised upon defendants' acknowledgment that the prosecution of the first three litigations was a "substantial causal factor" underlying defendants' decision to condition the Asset Sale on the public stockholder majority vote and was "one of the causal factors" underlying Charter's decision to increase the consideration to be paid to the Company in connection with the Asset Sale. The MOU further provides that defendants shall, upon Court approval, pay up to $390,000, which amount will be allocated among the defendants, to reimburse plaintiffs' counsel for the fees and expenses incurred in pursuit of these litigations.

Confirmatory discovery now has been completed. The settlement is subject to final documentation and approval of the Delaware Chancery Court following notice to class members. The claims asserted in the fourth lawsuit, Krim v. Allen, will be covered by the settlement if it is ultimately approved by the Court.

The IPO Litigation. Also, on November 5, 2001, the Company, our President and Chief Financial Officer (Mr. Willett) and one of our former Presidents (Mr. Ron Pitcock), together with Lehman Brothers, Inc., J.P. Morgan Securities, Inc., CIBC World Markets Corp., and Banc of America Securities, Inc., were named as defendants in a purported class action lawsuit filed in the United States District Court for the Southern District of New York (Ruthy Parnes v. High Speed Access Corp., et. al., Index No. 01-CV-9743(SAS)). The lawsuit alleges that our Registration Statement, dated June 3, 1999, and Prospectus, dated June 4, 1999, for the issuance and initial public offering of 13,000,000 shares of our common stock to investors contained material misrepresentations and/or omissions, alleging that our four underwriters engaged in a pattern of conduct to surreptitiously extract inflated commissions greater than those disclosed in the offering materials, among other acts of misconduct. The plaintiff asks to represent the interest of all holders of our common stock and seeks unspecified monetary damages. With respect to allegations against the Company, our President and Chief Financial Officer and another of our former Presidents, we believe this lawsuit is without merit and intend to vigorously defend against the claims made therein. If approved by the Court, we believe the allegations against Messrs. Willett and Pitcock will ultimately be dismissed without prejudice pursuant to a Reservation of Rights and Tolling Agreement dated as of July 20, 2002. We express no opinion as to the allegations lodged against Lehman Brothers, Inc., J.P. Morgan Securities, Inc., CIBC World Markets Corp., and Banc of America Securities Inc.

We do not believe that the results of the above-noted legal proceedings will have a material adverse effect on our financial condition or cash flows. However, the Company's defense of and/or attempts to settle favorably these proceedings and claims may affect the timing and amount of any distributions made under the Plan.

STOCKHOLDER PROPOSALS

Any stockholder proposals intended to be presented at the Company's 2003 Annual Meeting of Stockholders must be received in writing by the Company at its principal office no later than March 13, 2002. Any proposal submitted after that date will be considered untimely, and it will not be included in our proxy statement and form of proxy relating to the 2003 Annual Meeting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly, special reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements or other information HSA files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. HSA's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

The SEC allows us to "incorporate by reference" information into the proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our Company and its finances.

                  1) Annual Report on Form 10-K for the fiscal year ended
                     December 31, 2001

                  2) Definitive Proxy on Form 14A dated February 1, 2002

                  3) Quarterly Report on Form 10-Q for the quarter ended March
                     31, 2002

                  4) Quarterly Report on Form 10-Q for the quarter ended June
                     30, 2002

We are also incorporating by reference additional documents that we may file with the SEC between the date of this proxy statement and the date of the meeting. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other document subsequently filed with the SEC which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

Annual Report on Form 10-K and Quarterly Report on Form 10-Q for period ended June 30, 2002. Of the filings we have made with the SEC, the following reports are being delivered to you with this proxy statement:

         1) HSA's 2001 Annual Report to Stockholders, which includes the full text of HSA's Annual Report on Form 10-K for the fiscal year ended December 31, 2001; and

         2) HSA's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002. Except as described in "Legal Proceedings," there have been no material changes in HSA's affairs since June 30, 2002, the period covered by HSA's latest Quarterly Report on Form 10-Q.

We will provide without charge to each person to whom a copy of this proxy statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (not including the exhibits to the documents, unless such exhibits are specifically incorporated by reference in the documents). Requests for such copies should be directed to High Speed Access Corp., 9900 Corporate Campus Drive, Suite 300, Louisville, Kentucky 40223, Attention: George E. Willett, President, or you may call us at (502) 657-6340.

If you would like to request documents from us, please do so by [_________, 2002] to receive them before the meeting.

You should rely only on the information contained or incorporated by reference in this proxy statement to vote on the Plan. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [__________] 2002. You should not assume that the information contained in this proxy statement is accurate as of any date other than [__________, 2002].

OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

By Order of the Board of Directors,


JOHN G. HUNDLEY
Secretary

[__________, 2002]

The Board of Directors encourages stockholders to attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend this meeting may vote their stock personally even though they have sent in their proxies.

                                                                      APPENDIX A

                       PLAN OF LIQUIDATION AND DISSOLUTION

                                       OF

                             HIGH SPEED ACCESS CORP.

THIS PLAN OF LIQUIDATION AND DISSOLUTION (THE "PLAN") PROVIDES FOR THE COMPLETE LIQUIDATION AND DISSOLUTION OF HIGH SPEED ACCESS CORP., A DELAWARE CORPORATION (THE "CORPORATION"), IN ACCORDANCE WITH SECTIONS 275 AND 281(b) OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (THE "DGCL") AND SECTION 331 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), PURSUANT TO THE FOLLOWING STEPS:

                  1. This Plan shall become effective upon the approval and adoption hereof by holders of a majority of the Corporation's outstanding common stock entitled to vote on a dissolution pursuant to Section 275 of the DGCL.

                  2. The Corporation shall be formally dissolved at the appropriate time in accordance with the DGCL and in anticipation thereof shall cease doing business.

                  3. Pursuant to the Plan, the Corporation shall cease to be a going concern at the earliest practical date, and shall continue its activities thereafter merely for the purpose of winding up its affairs, paying its debts and distributing the balance of its assets to its stockholders. The status of liquidation will exist at the time of the first liquidating distribution and will continue until the final liquidating distribution is made to the stockholders.

                  4. Prior to the date the Certificate of Dissolution (referred to in paragraph 5 below) is accepted by the Secretary of the State of Delaware, the Corporation shall sell, exchange, transfer, lease, license or otherwise dispose of all of its property and assets to the extent, for such consideration (which may consist in whole or in part of forgiveness of obligations of the Corporation, money or other property) and upon such terms and conditions as the Board deems expedient and in the best interests of the Corporation and its stockholders, without any further vote or action by the Corporation's stockholders. The Corporation's remaining assets and properties may be sold in bulk to one buyer or to a small number of buyers or on a piecemeal basis to numerous buyers. The Corporation will not be required to obtain appraisals or other third party opinions as to the value of its properties and assets in connection with this liquidation process. The liquidation of the Corporation will not be preceded or followed by the reincorporation in, or transfer or sale to, a recipient corporation (the "Recipient") of any of the business or assets of the Corporation, if persons holding more than 20 percent in value of the stock in the Corporation also hold more than 20 percent in value of the stock of the Recipient. For these purposes, ownership has been determined by application of the constructive ownership rules of section 318, as modified by section 304(c)(3), of the Code. As part of the liquidation of its property and assets, the Corporation shall collect, or make provision for the collection of, all accounts receivable, debts and claims owing to the Corporation to the extent feasible and cost efficient.

                  5. If the dissolution is approved pursuant to Paragraph 1 above, a Certificate of Dissolution will be filed with the Secretary of State of the State of Delaware in accordance with Section 103 of the DGCL at an appropriate time.

                  6. Pursuant to Section 281(b) of the DGCL, the Corporation shall take the following actions through its officers and directors:

                  (a) (i) pay, or make reasonable provision to pay, all claims and obligations, including all contingent, conditional, or unmatured contractual claims, and all expenses relating to the sale of the Corporation's assets and the liquidation and dissolution of the Corporation (collectively, "Claims") known to the Corporation;

                           (ii) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Corporation which is the subject of a pending action, suit or proceeding to which the Corporation is a party; and

                           (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Corporation or that have not arisen but that, based on facts known to the Corporation, are likely to arise or to become known to the Corporation within 10 years after the date of dissolution of the Corporation.

         Notwithstanding the foregoing, the Corporation will neither pay nor make adequate provisions for any claims that are assumed by a buyer or buyers pursuant to the sale of the business or assets of the Corporation as contemplated by paragraph 4 above.

                  (b) Claims shall be paid in full and any provisions required by subparagraphs 6(a)(ii) and 6(a)(iii) hereof shall be provided for in full if there are sufficient assets. It is expected that the fair market value of the Corporation's assets will exceed its liabilities both on the date of adoption of the Plan and at the time the first liquidating distribution to the stockholders (discussed below) is made. However, if there are insufficient assets for the payment of Claims and provisions (discussed above), Claims and provisions shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor.

                  (c) All assets of the Corporation remaining after payment of Claims and provisions required by subparagraph 6(a)(ii) and 6(a)(iii) will be distributed in complete liquidation of the Corporation within the 12-month period beginning on the date of the adoption of the Plan. The balance of the assets retained to satisfy claims of creditors (if any) will be distributed as soon as all claims are satisfied.

                  7. If deemed advisable, appropriate or desirable by the Board, in its absolute discretion, the Board may at any time transfer to a liquidating trust (the "Trust") the remaining assets of the Corporation. The Trust thereupon shall succeed to all of the then remaining assets of the Corporation, including all amounts in any Contingency Reserve, and any remaining liabilities and obligations of the Corporation. The Board is hereby authorized to appoint one or more corporations, partnerships, limited liability company or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Corporation, to act as the initial trustee or trustees. Any trustee appointed shall succeed to all right, title and interest of the Corporation of any kind and character with respect to such transferred assets and, to extent of the assets so transferred and solely in their capacity as trustee, shall assume all of the liabilities and obligations of the Corporation. The Corporation, subject to this paragraph and as authorized by the Board, in its absolute discretion, may enter into a liquidating trust agreement with the trustee(s) on such terms and conditions as the Board may deem necessary, appropriate or desirable. Adoption of this Plan by the stockholders shall constitute the approval by the stockholders of such appointment, any such liquidating trust agreement and the transfer of assets by the Corporation to the Trust pursuant thereto.

                  8. Any distributions to the Corporation's stockholders pursuant paragraph 6(c) of this Plan shall be in complete redemption and cancellation of all of the outstanding common stock of the Corporation. No distribution of assets representing earned but unreported income will be made by the Corporation to its stockholders in the liquidation. No part of the consideration to be received by any stockholder of the Corporation pursuant to paragraph 6(c) will be received by the stockholder as a creditor, employee, or in some capacity other than that of a stockholder of the Corporation. Moreover, no assets will be retained or used to satisfy claims of any stockholders with respect to their stock. As a condition to such distributions to the Corporation's stockholders, the Board or the trustee(s), in their absolute discretion, may require stockholders to surrender their certificates evidencing common stock to the Corporation, the Trust, or an agent for cancellation. Under such circumstances, if a stockholder's certificate for shares of common stock has been lost, stolen or destroyed, such stockholder may be required, as a condition to the disbursement of any distribution under this Plan, to furnish to the Corporation, the Trust or an agent satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other security or indemnity reasonably satisfactory to the Corporation, the Trust or an agent.

                  9. The Corporation shall continue to indemnify its officers, directors, employees and agents in accordance with its amended and restated certificate of incorporation, amended and restated bylaws and any contractual arrangements as therein or elsewhere provided, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of this Plan and the winding up of the affairs of the Corporation. The Corporation's obligation to indemnify such persons may be satisfied out of any Contingency Reserve or out of assets transferred to the Trust, if any. The Board and the trustee(s) of any Trust are authorized to obtain and maintain insurance as may be necessary to cover the Corporation's indemnification obligations.

                  10. In connection with and for the purposes of implementing and assuring completion of this Plan, the Corporation may, in the absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Corporation in connection with the collection, sale, exchange or other disposition of the Corporation's property and assets and otherwise in connection with the implementation of this Plan.

                  11. In connection with and for the purpose of implementing and assuring completion of this Plan, the Corporation may, in the absolute discretion of the Board, pay the Corporation's officers, directors, employees, agents and representatives, compensation or additional compensation above their regular compensation, in money or other property, as severance, bonus, acceleration of vesting of stock or stock options or in recognition of any extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by the stockholders shall constitute the approval by the Corporation's stockholders of the payment of any such compensation.

                  12. Notwithstanding any approval and adoption of this Plan and the transactions contemplated hereby by the stockholders of the Corporation, the Board may modify, amend, or abandon this Plan and the transactions contemplated hereby without further action by the stockholders to the extent permitted under the DGCL; provided, however, that the Corporation will not amend or modify the Plan under circumstances that would require additional stockholder approval under the DGCL and the federal securities laws without complying with the DGCL and the federal securities laws.

                  13. The Board and the officers of the Corporation are authorized to approve changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and/or the officers of the Corporation deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Corporation in accordance with the Code and the DGCL and any rules and regulations of the Securities and Exchange Commission or any state securities commission, including, without limitation, any instruments of dissolution or other documents, and any withdrawal of any qualification to conduct business in any state in which the Corporation is so qualified, as well as the preparation and filing of any tax returns.

                          Dated: As of August 13, 2002.

                                                                      APPENDIX B

                             HIGH SPEED ACCESS CORP.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John G. Hundley, George E. Willett and each of them, as proxies, each with the power of substitution and resubstitution and hereby authorizes any of them to represent and to vote as designated below, all the shares of common stock, par value $.01 per share, of High Speed Access Corp. (the "Company"), held of record by the undersigned on [_______________], 2002 at the Annual Meeting of Stockholders to be held on [___________], 2002 at Frost Brown Todd LLC, 400 West Market Street, 32nd Floor, Louisville, Kentucky at 10:00 a.m. local time, or any postponement or adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

PLEASE, VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?


[X] PLEASE MARK VOTES
AS IN THE EXAMPLE

                             HIGH SPEED ACCESS CORP.

Mark box at right if an address change has been [ ] noted on the reverse side of this card.

                                                                       For      Against     Abstain
1. To approve a plan of complete liquidation                           [ ]        [ ]         [ ]
   and dissolution of High Speed Access Corp.

2. To elect David Jones and Robert Saunders                            [ ]        [ ]         [ ]
   as Class III directors of High Speed Access Corp.

3. To ratify the appointment of PricewaterhouseCoopers LLP             [ ]        [ ]         [ ]
   as independent auditors of High Speed Access Corp.

CONTROL NUMBER:
RECORD DATE SHARES:

In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) thereof.

Please be sure to sign and date this Proxy.      Date:
                                                       ---------------

------------------------                              --------------------------
Stockholder sign here                                     Co-owner sign here


DETACH CARD -------------------------------------------------------- DETACH CARD

High Speed Access Corp.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There is an issue related to the liquidation and dissolution of your Company that requires your immediate attention and approval. It is discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the box on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, [_______], 2002. Thank you in advance for your prompt consideration of these matters.

Sincerely,


High Speed Access Corp.